                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             CALUMET BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                      [Calumet Bancorp, Inc. Letterhead]


                                 March 10, 1999

Dear Calumet Bancorp, Inc. Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Calumet Bancorp, Inc. ("Calumet"), which will be held on Wednesday, April 14, 1999, at 1:00 p.m. (Central time) at the offices of Calumet located at 1350 E. Sibley Boulevard, Dolton, Illinois, 60419 (the "Special Meeting"). At this meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which FBOP Acquisition Company will merge (the "Merger") with and into Calumet, which will survive the merger as a wholly owned subsidiary of FBOP Corporation, and each share of your Calumet Common Stock will be converted into the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement) which will consist of a cash payment per share in the range of $32.00 to $32.03, without interest, subject to adjustment as set forth in the accompanying Proxy Statement. Immediately following the Merger, the Company's wholly-owned subsidiary, Calumet Federal Savings and Loan Association of Chicago ("CFSLA") will merge with and into Regency Savings Bank, F.S.B., a federally-chartered stock savings institution ("RSB") and wholly-owned subsidiary of FBOP Corporation (the "Bank Merger") pursuant to a Bank Agreement and Plan of Merger (the "Bank Merger Agreement"), which has been approved by the Boards of Directors of both CFSLA and RSB.

     The proposed Merger has been approved by the Board of Directors of each company. Your Board of Directors has determined that the Merger is in the best interests of Calumet and its shareholders and unanimously recommends that you vote FOR approval of the Merger Agreement and the terms of the Merger.

     Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by Calumet's shareholders and the approval of the Merger by the Federal Reserve Board. The Federal Reserve Board approved the Merger on December 15, 1998. A Notice was filed with the Office of Thrift Supervision on October 23, 1998, and the Office of Thrift Supervision deemed the Notice complete on December 31, 1998. Subject to the foregoing conditions, the Merger currently is expected to occur on or before April 30, 1999.

     The enclosed Notice of Special Meeting of Shareholders and Proxy Statement describe the Merger and provide specific information concerning the Special Meeting. Please read these materials carefully and consider the information contained in them.

     It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. The affirmative vote of a majority of the outstanding shares entitled to vote at the Special Meeting is required to approve the Merger Agreement. Therefore, I urge you to execute, date and return the enclosed proxy card in the enclosed postage paid envelope as soon as possible to ensure that your shares will be voted at the Special Meeting. You should not send in certificates for your shares of Calumet Common Stock at this time. You will receive instructions as to the surrender of your shares of Calumet Common Stock after consummation of the Merger.

     On behalf of Calumet and its Board of Directors, I extend our thanks and appreciation to all shareholders for your support.

                                          Sincerely,

                                          /s/ Thaddeus Walczak
                                          ---------------------
                                          Thaddeus Walczak
                                          Chairman of the Board
                                          and Chief Executive Officer

                             CALUMET BANCORP, INC.
                            1350 E. SIBLEY BOULEVARD
                             DOLTON, ILLINOIS 60419

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 1999

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Calumet Bancorp, Inc., a Delaware corporation (the "Company") will be held on Wednesday, April 14, 1999 at 1:00 p.m., local time at the offices of Calumet located at 1350 E. Sibley Boulevard, Dolton, Illinois.

     A Proxy Statement and Proxy Card for the Special Meeting are enclosed herewith. The Special Meeting is being held for the purpose of considering and voting upon the following matters:

     1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 9, 1998 among the Company, FBOP Corporation, an Illinois corporation ("FBOP"), and FBOP Acquisition Company, a Delaware corporation and a wholly owned subsidiary of FBOP ("FBOP Acquisition"), pursuant to which among other things, FBOP Acquisition will merge (the "Merger") with and into the Company, which will survive the Merger as a wholly owned subsidiary of FBOP, and each share of the Company's common stock, $0.01 par value (the "Common Stock"), other than shares of Common Stock as to which dissenter's rights have been duly asserted and perfected in accordance with Delaware law, will be converted into the right to receive the Per Share Merger Consideration as defined in the Agreement and Plan of Merger which will consist of a cash payment per share in the range of $32.00 to $32.03, without interest, subject to adjustment, all as more fully described in the accompanying Proxy Statement.

     2. The transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     3. A proposal to adjourn the Special Meeting in the event that the Company's management should determine in its sole discretion, at the time of the Special Meeting, that such adjournment is in the best interest of the Company and its shareholders, which would include adjourning the Special Meeting to enable management to solicit additional proxies which may be necessary to ensure approval of the Agreement and Plan of Merger.

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed February 26, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Shareholders of the Company who comply with the requirements of Section 262 of the Delaware General Corporation Law ("DGCL") will be entitled, if the Merger is consummated, to seek an appraisal of their shares of Common Stock. See "THE MERGER -Dissenters' Rights" in, and Appendix C to the attached Proxy Statement."

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT. SEE "THE SPECIAL MEETING -- PROXIES" IN THE ATTACHED PROXY STATEMENT.

     YOU SHOULD NOT SEND IN CERTIFICATES REPRESENTING YOUR SHARES OF COMMON STOCK AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS AS TO THE EXCHANGE OF YOUR SHARES OF COMMON STOCK AFTER CONSUMMATION OF THE MERGER.

                                          By Order of the Board of Directors

                                          /s/ Susan M. Linkus
                                          Susan M. Linkus, Secretary

March 10, 1999
Dolton, Illinois

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER.

                             CALUMET BANCORP, INC.
                           1350 EAST SIBLEY BOULEVARD
                             DOLTON, ILLINOIS 60419

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                 APRIL 14, 1999

                                  INTRODUCTION

     This Proxy Statement is being furnished to holders of shares of common stock, $0.01 par value (the "Common Stock"), of Calumet Bancorp, Inc., a Delaware corporation ("Calumet" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at a Special Meeting of Shareholders (the "Special Meeting") to be held at 1:00 p.m., local time, on Wednesday, April 14, 1999, at the offices of the Company located at 1350 E. Sibley Boulevard, Dolton, Illinois, and at any adjournments or postponements thereof.

     At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 9, 1998 (the "Merger Agreement"), among the Company, FBOP Corporation, an Illinois corporation ("FBOP"), and FBOP Acquisition Company, a Delaware corporation and a wholly owned subsidiary of FBOP ("FBOP Acquisition"), pursuant to which, among other things, FBOP Acquisition will merge (the "Merger") with and into Calumet, which will survive the Merger as a wholly owned subsidiary of FBOP, and each share of Common Stock, other than shares of Common Stock as to which dissenters' rights have been duly asserted and perfected in accordance with Delaware law, will be converted into the right to receive the Per Share Merger Consideration as defined in the Merger Agreement which will consist of a cash payment per share in the range of $32.00 to $32.03, without interest, subject to adjustment, all as more fully described in the accompanying Proxy Statement. See "THE MERGER -- Per Share Merger Consideration."

     Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the requisite vote of the Company's shareholders and the receipt of all necessary governmental approvals and consents, and the compliance with any conditions to such governmental approvals or consents. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be consummated. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Proxy Statement does not constitute a solicitation of a proxy by any person in any jurisdiction from any person to whom it would be unlawful to make any such solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this Proxy Statement or that the information herein is correct as of any time subsequent to such date. All information contained in this Proxy Statement relating to the Company has been supplied by the Company and all information contained in this Proxy Statement relating to FBOP and to FBOP Acquisition has been supplied by FBOP.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournments or postponements thereof provided, however, no proxy voted against the proposal to approve and adopt the Merger Agreement will be voted in favor of any proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies or otherwise.

     The date of this Proxy Statement is March 10, 1999.

     This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about March 10, 1999.

                               TABLE OF CONTENTS

                                                               PAGE
Introduction................................................        1
Available Information.......................................        3
Summary.....................................................        4
Selected Historical Financial Information...................        9
  Recent Developments.......................................       10
The Special Meeting.........................................       11
  General...................................................       11
  Matters to Be Considered at the Special Meeting...........       11
  Record Date; Vote Required................................       11
  Proxies...................................................       12
The Merger..................................................       13
  Form of the Merger........................................       13
  Per Share Merger Consideration............................       13
  Effective Date of the Merger..............................       14
  Conversion of Shares; Procedures for Exchange of
     Certificates...........................................       14
  Background of the Merger..................................       14
  Subsequent Events.........................................       16
  Recommendation of the Board of Directors; Reasons for the
     Merger.................................................       17
  Opinion of Financial Advisor..............................       18
  Interests of Certain Persons in the Merger................       23
  Certain Tax Consequences..................................       25
  Financing Arrangements by FBOP and FBOP Acquisition.......       26
  Regulatory Matters........................................       26
  Accounting Treatment......................................       26
  Dissenters' Rights........................................       26
The Merger Agreement........................................       28
  Representations and Warranties............................       28
  Certain Covenants.........................................       28
  Conduct of Business Pending the Merger....................       29
  No Solicitation...........................................       30
  Conditions to the Merger..................................       30
  Termination...............................................       31
  Termination Fee...........................................       32
  Expenses..................................................       32
Adjournment of Special Meeting..............................       32
Stock Prices................................................       33
Security Ownership of Certain Beneficial Owners and
  Management................................................       34
  Five Percent Shareholders.................................       34
  Directors and Management..................................       35
Independent Auditors........................................       35
Shareholder Proposals.......................................       35
Incorporation of Certain Documents by Reference;
  Additional Information....................................       36

APPENDICES

     A. Agreement and Plan of Merger, dated as of September 9, 1998, among the Company, FBOP and FBOP Acquisition.

     B.   Opinion of ABN AMRO Incorporated dated September 9, 1998.

     C.   Section 262 of the Delaware General Corporation Law

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial statements and other matters. The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional office of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information may also be accessed through the Commission's Web Site at http://www.sec.gov. In addition, material filed by the Company is available for inspection at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. Such materials may also be inspected and copied at the public reference facilities maintained by the Office of Public Information, Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and may be obtained at prescribed rates from such office by written request.

     All information relating to the Company in this Proxy Statement has been supplied by the Company and all information contained in this Proxy Statement relating to FBOP and to FBOP Acquisition has been supplied by FBOP.

                                    SUMMARY

     THE FOLLOWING SUMMARY IS A DESCRIPTION OF THE MATERIAL FACTS REGARDING THE COMPANY, FBOP CORPORATION, FBOP ACQUISITION AND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING AND IS QUALIFIED IN ALL RESPECTS BY THE INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT AND THE APPENDICES HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY.

                             PARTIES TO THE MERGER

CALUMET BANCORP, INC.

     Calumet Bancorp, Inc. (the "Company"), a Delaware corporation, was organized on September 20, 1991, to acquire all of the capital stock issued by Calumet Federal Savings and Loan Association of Chicago ("CFSLA") upon its conversion from the mutual to stock form of ownership. On February 20, 1992, the Company sold 2,357,500 shares of its common stock to depositors and employees of the Association. Total proceeds from the conversion in the amount of $33.9 million was recorded as common stock and additional paid-in capital. The Company used $14.8 million of the proceeds to acquire all of the capital stock of CFSLA.

     The Company's principal business activity is the operation of its thrift subsidiary, and consists of attracting deposits from the public and investing those deposits, together with funds generated from operations and borrowings, primarily in residential mortgage loans. CFSLA operates five financial services offices -- Dolton, Lansing, Sauk Village and two in southeastern Chicago. CFSLA's deposit accounts are insured to the maximum allowable amount by the Federal Deposit Insurance Corporation ("FDIC"). The Company also invests in equity securities and in various limited partnerships which have invested in residential development, residential and commercial properties, and mortgage loan servicing.

     At December 31, 1998, the Company had consolidated assets of approximately $479.1 million, consolidated liabilities of approximately $391.3 million (which includes total deposits through CFSLA of approximately $348.3 million), and shareholders' equity of approximately $87.8 million. The Company's principal executive office is located at 1350 E. Sibley Boulevard, Dolton, Illinois 60419, and its telephone number at such office is (708) 841-9010.

FBOP CORPORATION

     FBOP is a privately owned registered bank holding company organized under the laws of the State of Illinois. The principal assets of FBOP are its investments in eight banks, including one savings bank, which are located in Illinois, California and Texas. At December 31, 1998 FBOP had consolidated total assets of approximately $3.5 billion, total deposits of approximately $2.7 billion and consolidated equity of approximately $243.0 million. The principal executive offices of FBOP are located at 11 West Madison, Oak Park, Illinois 60302, and its telephone number at such office is (708) 386-5000. FBOP will fund the cash purchase with a combination of external financing and cash available to it through dividends from its subsidiary banks. See "THE MERGER -- Financing Arrangements by FBOP and FBOP Acquisition."

FBOP ACQUISITION COMPANY

     FBOP Acquisition, a Delaware corporation, is a wholly owned subsidiary of FBOP and was organized by FBOP solely to effectuate transactions such as the Merger. The principal executive offices of FBOP Acquisition are located at 11 West Madison, Oak Park, Illinois 60302, and its telephone number at such office is (708) 386-5000. Upon consummation of the Merger, FBOP Acquisition will, pursuant to the terms of the Merger Agreement, merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of FBOP. See "THE MERGER."

                              THE SPECIAL MEETING

TIME, DATE AND PLACE

     The Special Meeting will be held at 1:00 p.m., local time, on April 14, 1999, at the offices of the Company, 1350 E. Sibley Boulevard, Dolton, Illinois. See "THE SPECIAL MEETING -- General."

RECORD DATE; SHARES ENTITLED TO VOTE

     Holders of record of Common Stock at the close of business on February 26, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. On the Record Date there were 3,145,861 shares of Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting and any adjournments or postponements thereof. See "THE SPECIAL MEETING -- Record Date; Vote Required."

PURPOSES OF THE SPECIAL MEETING

     The purposes of the Special Meeting are: (1) to consider and vote upon a proposal to approve and adopt the Merger Agreement, (2) to transact any other business as may properly come before the Special Meeting, and (3) to vote upon a proposal to adjourn the Special Meeting in the event that the Company's management should determine, in its sole discretion at the time of the Special Meeting, that such adjournment is in the best interest of the Company and its shareholders.

VOTE REQUIRED

     The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares entitled to vote at the Special Meeting is necessary to approve the Merger Agreement. See "THE SPECIAL MEETING -- Record Date; Vote Required."

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

     As of the Record Date, directors and executive officers of the Company may be deemed to be the beneficial owners of approximately 35.0% of the outstanding shares of Common Stock (excluding shares of Common Stock which are issuable upon exercise of stock options and which are not outstanding and entitled to vote as of the Record Date). As of the Record Date, neither FBOP nor FBOP Acquisition owned, directly or indirectly, any shares of Common Stock. See "THE SPECIAL MEETING -- Record Date; Vote Required."

                                   THE MERGER

FORM OF THE MERGER; EFFECTIVE TIME

     Pursuant to the Merger Agreement, at the Effective Time (as defined below), FBOP Acquisition will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of FBOP. Immediately following the consummation of the Merger, CFSLA shall merge with and into Regency Savings Bank, F.S.B., a federally-chartered stock savings institution ("RSB") and wholly-owned subsidiary of FBOP (the "Bank Merger") pursuant to the terms of a Bank Agreement and Plan of Merger (the "Bank Merger Agreement"). See "THE MERGER -- Form of the Merger."

     The Effective Time of the Merger will be the date on which an Agreement of Merger and other filings required by the Delaware General Corporation law ("DGCL") are filed with the Secretary of State of Delaware or at such later time as specified in the Articles of Merger and Agreement of Merger (the "Effective Time").

     Upon consummation of the Merger, the shares of Common Stock will, except as described below, be converted into the right to receive the Per Share Merger Consideration (as defined below), and the Company's shareholders will have no ownership interest in or control over either the Company or FBOP.

PER SHARE MERGER CONSIDERATION

     Upon consummation of the Merger, each outstanding share of Common Stock (except for shares of Common Stock with respect to which dissenters' rights have been duly asserted and perfected in accordance with Delaware law) will be automatically converted into the right to receive the Per Share Merger Consideration in cash, without interest, to be determined by the following formula:

Aggregate                                              plus    Aggregate    minus    Expenses
Merger                                                         Strike
Consideration                                                  Price of
                                                               Options
                                         divided by
Outstanding shares of Common Stock                     plus    Aggregate shares of
                                                               Common Stock
                                                               subject to Options

     For purposes of the above formula the terms have the following meanings:

     (a) Aggregate Merger Consideration shall be $111,600,000 (subject to increase by an amount equal to the exercise price of any outstanding options, to purchase the Common Stock ("Options") which have been exercised prior to the consummation of the Merger).

     (b) Expenses shall be all fees and expenses incurred by the Company since July 1, 1998 in connection with the Merger, including finders and brokers fees, legal expenses, filing and printing fees, and expenses for directors' and officers' insurance "tail" (or extension) coverage.

     (c) Aggregate Strike Price of Options shall be the sum of the exercise price of each outstanding option.

     Assuming that no Options are exercised and assuming Expenses are equal to $1,000,000, the Per Share Merger Consideration would be $32.02.

     The Common Stock is included for quotation on the National Association of Securities Dealers Automated Quotation System/National Market System (the "NASDAQ/NMS"). On September 9, 1998, the last trading day before the announcement of the execution of the Merger Agreement, the closing price for the Common Stock as reported on the NASDAQ/NMS was $26.50 per share. On February 26, 1999 (the last practicable date prior to the mailing of this Proxy Statement), the closing price for the Common Stock as reported by the NASDAQ/NMS was $26.94 per share. CALUMET SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK. For certain additional information concerning the trading history and dividends paid on the Common Stock, see "STOCK PRICES."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the Merger is fair to, and in the best interests of, the Company and its shareholders, and has unanimously approved the Merger Agreement and recommends that the Company's shareholders vote FOR the approval and adoption of the Merger Agreement. The Board of Directors' recommendation is based upon a number of factors described in this Proxy Statement. In considering the Board's recommendation, shareholders should be aware that certain members of the management and the Board of Directors of the Company have certain interests in the Merger that are in addition to their interests as shareholders of the Company generally. See "THE MERGER -- Recommendation of the Board of Directors; Reasons for the Merger" and -- "Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

     ABN AMRO Incorporated ("ABN AMRO") has rendered an opinion to the Company's Board dated as of the date of the Merger Agreement that, based upon the matters set forth in such opinion and such other matters as it deemed relevant, as of the date of the opinion, the Per Share Merger Consideration is fair to the holders of the Company's Common Stock from a financial point of view. ABN AMRO's opinion is included as Appendix B to this Proxy Statement. Shareholders of the Company are urged to read the ABN AMRO opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "THE MERGER -- Opinion of Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the management and the Board of Directors of the Company have certain interests in the Merger that are in addition to their interests as shareholders of the Company. These interests include: (i) the condition to consummation of the Merger that FBOP shall have entered into mutually acceptable transition agreements with Thaddeus Walczak and Carole Lewis, which agreements will provide that for a period of up to three (3) years following the Closing (as defined in the Merger Agreement), each will assist FBOP in agreed-upon areas of the business, and which will provide for compensation and/or reimbursement of approved expenses incurred by them, together with such other terms and conditions as are mutually acceptable to all parties; (ii) in the event that the employment of Mr. Walczak, Ms. Lewis, John Garlanger, Darryl Erlandson, Susan Linkus, Lorraine Straka, Jean Adams and/or Deborah Cattoni is terminated, such individuals may be entitled to payments of $1,286,129, $733,573, $392,738, $234,632, $68,031, $89,752, $36,753, and $63,702, respectively, under their current employment agreements or change in control agreements with the Company;
(iii) for directors, officers and employees of the Company holding Options which are not currently exercisable, such Options will become exercisable in connection with the Merger and holders of such Options shall have the right at the Effective Time to receive payment for each such Option in an amount equal to the excess of the Per Share Merger Consideration over the exercise price per share of each such option ("Cash Consideration Per Option"). These interests are described in more detail in this Proxy Statement. See "THE MERGER -- Interests of Certain Persons in the Merger."

CERTAIN TAX CONSEQUENCES

     The receipt of cash for shares of Common Stock in the Merger will be a taxable transaction to the Company's shareholders for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a shareholder of the Company should recognize capital gain or loss for federal income tax purposes per share in an amount equal to the difference between the Per Share Merger Consideration and the adjusted tax basis per share of his or her Common Stock. See "THE MERGER -- Certain Tax Consequences."

CONDITIONS TO THE MERGER

     The obligations of the Company and FBOP and FBOP Acquisition to consummate the Merger are subject to various conditions, including obtaining requisite shareholder and regulatory approvals. See "THE MERGER AGREEMENT -- Conditions to the Merger."

REGULATORY MATTERS

     The Merger is subject to prior approval by the Federal Reserve Board. A Notice must also be given to the Office of Thrift Supervision. An Application for approval of the Merger was filed with the Federal Reserve Board on October 22, 1998, and the Federal Reserve Board approved the Merger on December 15, 1998. The Federal Reserve Board approval was conditioned upon, among other conditions, consummation of the Merger on or before March 15, 1999 unless extended by the Federal Reserve Board. The Notice was filed with the Office of Thrift Supervision on October 23, 1998, and the Office of Thrift Supervision deemed the Notice complete on December 31, 1998. The Office of Thrift Supervision must approve the Bank Merger which will take place after the Merger. See "THE MERGER AGREEMENT -- Conditions to the Merger" and "THE MERGER -- Regulatory Matters."

TERMINATION

     The Merger Agreement may be terminated under certain circumstances by the Company and/or FBOP and FBOP Acquisition at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by the shareholders of the Company. See "THE MERGER AGREEMENT -- Termination."

TERMINATION FEE

     If the Merger is not consummated and the Company enters into a letter of intent, commitment letter or agreement with a third party regarding a merger, consolidation, sale of assets or similar transaction involving the Company within 12 months following termination of the Merger Agreement, then the Merger Agreement provides under certain circumstances that the Company shall pay a fee of $11,000,000 to FBOP upon the execution of any such letter or agreement (the "Termination Fee").

     The Termination Fee is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, the Termination Fee may have the effect of discouraging persons who might now or prior to the Effective Date be interested in acquiring all or a significant interest in the Company from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Common Stock than the Per Share Merger Consideration. See "THE MERGER AGREEMENT -- Termination Fee."

RIGHTS OF THE DISSENTING SHAREHOLDERS

     Pursuant to Section 262 of the DGCL, the Company's shareholders will be entitled to dissenters' rights of appraisal with respect to the Merger. The Company's shareholders desiring to exercise appraisal rights and to obtain an appraisal of the "fair value" of their shares of Common Stock should be aware that the failure to comply strictly with the provisions of Section 262 of the DGCL may result in a waiver or forfeiture of their appraisal rights. See "THE MERGER -- Dissenters' Rights" and Appendix C to this Proxy Statement.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following is a summary of certain selected historical consolidated financial information of the Company. This summary information has been derived in part from, and should be read in conjunction with, the consolidated financial statements of the Company and the related notes thereto which are incorporated by reference in this Proxy Statement. Results of interim periods are not necessarily indicative of results to be expected for any other interim period or for the year as a whole. Historical information for certain periods is derived from financial statements not included herein.

                                               AT AND FOR THE
                                                 YEAR ENDED
                                                DECEMBER 31,             AT AND FOR THE YEAR ENDED DECEMBER 31,
                                                (UNAUDITED)     ---------------------------------------------------------
                                                    1998          1997        1996        1995        1994        1993
                                               --------------   ---------   ---------   ---------   ---------   ---------
Selected Historical Financial Information
  (Dollars in thousands, except per share
  data)
STATEMENT OF OPERATIONS:
Interest income.............................     $  37,234      $  39,000   $  38,919   $  38,761   $  36,609   $  34,750
Interest expense............................        19,472         21,027      21,054      20,177      16,621      15,545
                                                 ---------      ---------   ---------   ---------   ---------   ---------
Net interest income.........................        17,762         17,973      17,865      18,584      19,988      19,205
Provision for losses on loans...............           460            700         800         800         800         800
Other income................................           861          4,238       2,992         972       2,593       5,821
Other expenses..............................         9,521          9,536      12,231       9,931      10,340      10,302
Income taxes................................         2,761          3,988       2,427       2,860       4,022       4,892
                                                 ---------      ---------   ---------   ---------   ---------   ---------
Income before cumulative effect of change in
  accounting principle......................         5,881          7,987       5,399       5,965       7,419       9,032
Cumulative effect on prior years of change
  in accounting principle...................            --             --          --          --          --       1,500
                                                 ---------      ---------   ---------   ---------   ---------   ---------
Net income..................................     $   5,881      $   7,987   $   5,399   $   5,965   $   7,419   $  10,532
                                                 =========      =========   =========   =========   =========   =========
Basic earnings per share....................     $    1.87      $    2.46   $    1.44   $    1.44   $    1.73   $    2.25
Diluted earnings per share..................     $    1.73           2.29        1.36        1.37        1.65        2.15
Dividends paid..............................     $      --             --          --          --          --          --
STATEMENT OF FINANCIAL CONDITION:
Total assets................................     $ 479,115      $ 486,626   $ 510,217   $ 509,528   $ 504,026   $ 522,040
Total loans, net............................       356,544        376,988     381,200     372,946     358,187     325,389
Securities available-for-sale...............        50,672         46,967      57,362      68,153      73,491      64,448
Securities held-to-maturity.................        14,348         18,768      27,970      32,620      31,058      77,713
Investment in limited partnerships..........        12,905         24,645      24,458      16,226      16,911      14,020
Deposits....................................     $ 348,284        348,461     357,330     359,251     344,160     406,408
Borrowings..................................        32,310         45,060      59,850      55,140      70,335      28,598
Stockholder's equity........................        87,826         81,614      81,764      84,110      78,286      77,041
Book value per common share.................     $   27.92      $   25.98   $   22.93   $   20.98   $   18.69   $   17.24
OTHER DATA:
Common shares outstanding...................     3,145,861      3,141,497   3,565,542   4,009,317   4,187,448   4,470,215
Weighted average shares outstanding.........     3,143,816      3,244,500   3,748,353   4,150,560   4,276,944   4,673,813
Weighted average diluted shares
  outstanding...............................     3,396,336      3,488,061   3,955,899   4,352,501   4,497,887   4,902,080
OPERATING RATIOS:
Return on average assets....................          1.21%          1.61%       1.08%       1.19%       1.48%       2.24%
Return on average equity....................          6.92%         10.20%       6.56%       7.20%       9.61%      14.02%
Interest rate spread........................          3.14%          3.29%       3.05%       3.21%       3.68%       3.57%
Net interest margin.........................          3.91%          3.92%       3.79%       3.94%       4.21%       4.22%
Non-interest income to average assets.......          0.18%          0.86%       0.60%       0.19%       0.52%       1.24%
Non-interest expenses to average assets.....          1.96%          1.93%       2.44%       1.98%       2.06%       2.19%

RECENT DEVELOPMENTS

     On January 27, 1999 the Company reported net income of $1.2 million for the fourth quarter of 1998, compared to $2.5 million for the fourth quarter of 1997. The primary reason for the decrease in earnings was a $2.2 million decrease in income from limited partnerships. During the fourth quarter of 1998 the Company recorded a $648,000 loss from its investment, through a limited partnership, in purchased mortgage servicing rights (the "PMSR") resulting primarily from impairment allowances for the PMSR following a sharp drop in mortgage interest rates and increased loan prepayments. During the fourth quarter of 1997 the Company recorded a non-recurring $1.2 million gain on the sale of a limited partnership investment property.

     The Company's net income for the year ended December 31, 1998 decreased $2.1 million, to $5.9 million, compared to $8.0 million for the year ended December 31, 1997. The primary reason for the decrease was a $4.1 million decrease in income from limited partnerships. The decrease included a $5.8 million loss from the Company's limited partnership investments in mortgage loan servicing, primarily due to impairment allowances for PMSR, which was partially offset by a $3.6 million gain on the sale of a limited partnership investment property during the first quarter of 1998. See "THE MERGER -- Subsequent Events."

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to holders of Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Shareholders to be held at 1:00 p.m., local time, on April 14, 1999 at the offices of the Company, 1350 E. Sibley Boulevard, Dolton, Illinois, and at any adjournments or postponements thereof.

     This Proxy Statement and the accompanying form of proxy are first being mailed to the shareholders of the Company on or about March 10, 1999.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the shareholders of the Company will be asked: (1) to consider and vote upon a proposal to approve and adopt the Merger Agreement;
(2) to transact such other business as may properly come before the Special Meeting; and (3) to vote upon a proposal to adjourn the Special Meeting in the event that the Company's management should determine, in its sole discretion at the time of the Special Meeting, that such adjournment is in the best interest of the Company and its shareholders any adjournments or postponements thereof. See "THE MERGER AGREEMENT."

     The Board of Directors has unanimously approved the Merger Agreement and recommends that the shareholders of the Company vote FOR the approval and adoption of the Merger Agreement. In considering the Board's recommendation, shareholders should be aware that certain members of the management and the Board of Directors of the Company have certain interests in the Merger that are in addition to their interests as shareholders of the Company generally. See "THE MERGER -- Interests of Certain Persons in the Merger."

RECORD DATE; VOTE REQUIRED

     The Board of Directors has fixed the close of business on February 26, 1999 as the record date (the "Record Date") for the determination of shareholders of the Company entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record on such date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 3,145,861 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting which were held by approximately 329 holders of record. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on the approval and adoption of the Merger Agreement and on any other matter properly submitted for the vote of the shareholders of the Company at the Special Meeting and any adjournments or postponements thereof. The presence at the Special Meeting, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and eligible to be voted at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

     Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting. Approval of the Merger Agreement by the Company's shareholders is a condition to consummation of the Merger.

     For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" and "against" a proposal are counted. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name as to which proxies have been designated as not voted by brokers will not be counted as votes cast. Proxies marked as abstentions or as "broker non-votes", however will be treated as shares present for purposes of determining whether a quorum is present.

     If a quorum is not obtained, or if fewer shares of the Company's Common Stock are voted in favor of approval of the Merger Agreement than the number required for approval, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

     As of the Record Date, directors and executive officers of the Company and their affiliates may be deemed to be the direct or indirect beneficial owners of 1,099,582 shares of Common Stock representing approximately 35.0% of the outstanding shares of Common Stock (excluding shares of Common Stock which are issuable upon exercise of stock options and which are not outstanding and entitled to vote as of the Record Date). As of the Record Date, neither FBOP nor FBOP Acquisition owned, directly or indirectly, any shares of Common Stock. Thaddeus Walczak and Carole J. Lewis, directors and executive officers of the Company, have executed and delivered to FBOP irrevocable proxies to vote all shares owned by either of them. The form of irrevocable proxy is attached as Exhibit "A" to the Merger Agreement.

PROXIES

     This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. All shares of Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly revoked, will be voted at the Special Meeting in accordance with instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the approval and adoption of the Merger Agreement.

     If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, provided, however, no proxy voted against the proposal to approve and adopt the Merger Agreement will be voted in favor of any proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies or otherwise. The Company has no knowledge of any matters to be presented at the Special Meeting other than those matters described herein.

     CALUMET SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. CALUMET SHAREHOLDERS WILL RECEIVE SEPARATE INSTRUCTIONS REGARDING THE SURRENDER OF CERTIFICATES IF THE MERGER IS CONSUMMATED.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at the Company's corporate address at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at the Company's corporate address at or before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Special Meeting.

     All expenses of this solicitation, including the cost of preparing this Proxy Statement, will be born by the Company and are included in the expenses used in the calculation of the Per Share Merger Consideration. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company or its subsidiaries in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not receive any additional compensation for these activities, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained the services of Morrow & Co., Inc. to assist the Company in solicitation of proxies and has agreed to pay Morrow & Co., Inc. a Proxy Solicitation Fee in the amount of $5,000.00 plus reimbursement for all necessary and reasonable expenses incurred by Morrow & Co., Inc. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                                   THE MERGER

FORM OF THE MERGER

     Pursuant to the Merger Agreement, on the Effective Date of the Merger (as defined below under "Effective Date"), FBOP Acquisition will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of FBOP.

PER SHARE MERGER CONSIDERATION

     Upon consummation of the Merger, except as described below, each outstanding share of Common Stock will be converted into the right to receive the Per Share Merger Consideration in cash, without interest to be determined by the following formula:

Aggregate                plus        Aggregate               minus        Expenses
Merger                               Strike Price
Consideration                        of Options
                                          divided by
Outstanding shares       plus        Aggregate shares of
of Common Stock                      Common Stock
                                     subject to Options

     For purposes of the above formula the terms have the following meanings:

     (a) Aggregate Merger Consideration shall be $111,600,000 (subject to increase by an amount equal to the exercise price of any outstanding Options to purchase the Common Stock which have been exercised prior to the consummation of the Merger).

     (b) Expenses shall be all fees and expenses incurred by the Company since July 1, 1998 in connection with the Merger, including finders and brokers fees, legal expenses, filing and printing fees, and expenses for directors' and officers' insurance "tail" (or extension) coverage.

     (c) Aggregate Strike Price of Options shall be the sum of the exercise price of each outstanding option.

     Assuming that no Options are exercised, and assuming Expenses are equal to $1,000,000, the Per Share Merger Consideration would be $32.02 per share.

     The Merger Agreement prohibits the payment of dividends by the Company pending the consummation of the Merger. The Per Share Merger Consideration was determined through arms-length negotiations between the Company with the assistance of its financial advisor, ABN AMRO, and FBOP and FBOP Acquisition.

     All shares of Common Stock owned by the Company, FBOP and FBOP Acquisition and their respective subsidiaries, if any, (other than shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties or held in respect of a debt previously contracted) will be canceled.

     On September 9, 1998, the last trading day preceding the public announcement by the Company of the execution of the Merger Agreement, the closing price of the Common Stock on the NASDAQ/NMS was $26.50 per share. On February 26, 1999, the last practicable trading day preceding the mailing of this Proxy Statement, the closing price of the Common Stock on the NASDAQ/NMS was $26.94 per share. CALUMET SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK. See "STOCK PRICES."

EFFECTIVE DATE OF THE MERGER

     The Merger Agreement provides that as soon as practicable after the satisfaction or waiver of the conditions to the Merger, the parties will file an Agreement of Merger and related filings required by the DGCL in connection with the Merger. The Effective Time shall be such date on which the Agreement of Merger and related filings are filed with the Secretary of State of Delaware or at such later date as is specified in the Articles of Merger and Agreement of Merger.

     It is expected that a period of time will pass between the Special Meeting and the Effective Time while the parties file the necessary merger documents in order to consummate the Merger. The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated by 5:00 p.m. Central Time on April 30, 1999. See "THE MERGER AGREEMENT -- Termination".

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As promptly as practicable after the Effective Time, but in no event later than three days after the Effective Time, FBOP shall send or cause to be sent to each holder of Common stock a form letter of transmittal which will specify instructions for use in surrendering certificates representing shares of Common Stock in exchange for the cash into which such shares have been converted.

     SHAREHOLDERS SHOULD NOT FORWARD THEIR CALUMET STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS AND INSTRUCTIONS. SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Harris Trust and Savings Bank will act as Paying Agent and at the Effective Time, FBOP will make available to the Paying Agent the cash necessary to pay the Per Share Merger Consideration and the Cash Consideration Per Option. The Paying Agent will invest such cash as directed by FBOP Acquisition.

     Until the certificates representing Common Stock are surrendered for exchange after the consummation of the Merger, holders of such certificates will not be paid the cash amount into which such shares of Common Stock have been converted. The Merger Agreement requires that when such certificates are surrendered, such amount will be paid promptly without interest.

BACKGROUND OF THE MERGER

     Effective February 20, 1992, Calumet became the holding company for CFSLA, upon its conversion from mutual form to stock ownership. As part of the mutual-to-stock conversion, Calumet completed an initial public offering of 2,357,500 shares of Calumet Common Stock at $15.00 per share. On each of November 18, 1994 and November 17, 1997, Calumet completed a three-for-two stock split in the form of a 50% stock dividend, resulting in a split-adjusted initial public offering price of $6.67 per share.

     Following the conversion, Calumet proceeded to improve stockholder value through business and financial initiatives. Calumet's business initiatives centered upon expanding lending and retail banking operations. In 1992 Calumet reorganized the ownership structure of its Colorado loan operations with the purpose of providing local management performance incentives. In 1993 Calumet opened a loan-origination office in Idaho to continue the business of purchasing loans from a savings institution that had been acquired. In 1995 Calumet opened a loan-origination office in New Mexico which was later sold to its manager and continues to be an important source of new business for Calumet. Retail banking initiatives since the conversion included introduction of various checking, bank-by-phone, home equity loan, Community Loan, consumer loan, and small-business loan products. Calumet also continued and expanded its limited-partnership equity investments in construction-and-sale projects. Calumet's financial initiatives involved primarily stock repurchases and equity-security investments. Since the conversion, Calumet has repurchased a total of 2,282,566 shares (split-adjusted) of Calumet Common Stock for $36.5 million for an average price of $16 per split-adjusted share, representing over 40% of the total shares issued. In its post-conversion financial initiatives, Calumet has also invested in a variety of preferred and common stocks as well as a series of limited partnerships owning mortgage-servicing rights.

     In addition to the foregoing business and financial initiatives, Calumet periodically evaluated strategic alternatives. From time to time, Calumet studied acquisition opportunities and also opportunities for Calumet to be acquired. In February 1998, Calumet engaged ABN AMRO as financial advisor to seek a potential transaction, including the possible merger or sale of control of Calumet.

     Following its engagement, ABN AMRO, in close consultation with Calumet management, structured an organized process of identifying and eliciting interest from a group of logical prospective acquirors who would be provided an informational brochure describing Calumet and its business (the "Confidential Descriptive Memorandum," or "Memorandum"), subject to the prior execution of a confidentiality agreement. Through February and March, ABN AMRO prepared the Memorandum and on March 12, 1998, met with Calumet management to review a proposed list of prospective acquirors. On April 3, 1998, ABN AMRO completed the Memorandum and on April 6, 1998 began contacting prospective acquirors authorized by Calumet management.

     On May 22, 1998, ABN AMRO reviewed with Calumet management the results of the formal solicitation process that ended on May 12, 1998. During this process, on Calumet's behalf, ABN AMRO contacted 28 prospective acquirors, of which: 9 entered into confidentiality agreements and reviewed the Memorandum; 3 expressed orally to ABN AMRO non-binding expressions of interest in acquiring Calumet within price ranges (2 stock proposals and 1 cash proposal); and 1 submitted a written, non-binding expression of interest to acquire Calumet for cash. FBOP provided the foregoing written expression of interest.

     Following the May 22, 1998 meeting, ABN AMRO contacted several prospective acquirors who had previously expressed interest in Calumet to reaffirm or improve their economic level of interest in acquiring Calumet. As a result of these contacts, on June 8, 1998 FBOP agreed to improve its proposal, provided that FBOP could reserve a three-week period in which FBOP would have an exclusive opportunity to conduct an in-depth, on-site "due diligence" investigation of Calumet and to negotiate toward a definitive purchase agreement. FBOP's improved cash proposal had the highest nominal value of any of the written or oral expressions of interest received. On June 11, 1998, Calumet management authorized ABN AMRO to pursue such an exclusive arrangement with FBOP, subject to the clarification of several transaction points, which were subsequently clarified to Calumet management's satisfaction. On June 15, 1998, FBOP forwarded to ABN AMRO its due diligence checklist of materials to review, and Calumet management proceeded to assemble the information requested. During the week of June 22, 1998, FBOP conducted its on-site due diligence review of Calumet. Also that week, on June 23, 1998, ABN AMRO met with the Calumet Board and reviewed the results to date of its efforts to seek a transaction for Calumet.

     On July 14, 1998, FBOP presented to ABN AMRO representatives the results of its due diligence review of Calumet in a meeting held at FBOP's headquarters. FBOP indicated substantial business concerns regarding changes in recent periods in the yield and interest-rate risk characteristics of Calumet's loan portfolio as well as recent changes in the valuation of Calumet's mortgage-servicing limited-partnership investments. FBOP also expressed concerns, to a lesser extent, regarding the characteristics of Calumet's "rising-rate" certificate of deposit product, a subset of Calumet's construction loan portfolio, and certain liability accruals. Over the ensuing two weeks, Calumet and FBOP exchanged information regarding FBOP's due diligence findings. On July 23, 1998, FBOP documented its findings by facsimile with supporting data. Calumet provided responsive information.

     On July 29, 1998, ABN AMRO sent a letter to FBOP indicating a revised proposal at which ABN AMRO and Calumet management would be prepared to recommend to the Calumet Board continued discussions with FBOP. Over the following two weeks, Calumet and FBOP exchanged additional information regarding FBOP's due diligence findings. On August 13, 1998, Calumet, FBOP, and ABN AMRO representatives met in Calumet's administrative office to discuss the matters more thoroughly.

     On August 18, 1998, by letter dated the prior day, FBOP presented a revised, written expression of interest to pursue a transaction with Calumet. This non-binding expression of interest featured a reduced aggregate cash price and the removal of a due diligence contingency paragraph, each change as compared to FBOP's prior written proposal.

     During the subsequent 11 days, ABN AMRO, in close consultation with Calumet management, sought to negotiate FBOP's revised cash proposal. On August 27, 1998, FBOP indicated orally an improved cash price proposal, subject to the satisfactory negotiation of a definitive merger agreement. FBOP confirmed its improved oral proposal in writing by letter dated August 28, 1998. Also on August 28, FBOP provided Calumet a draft definitive merger agreement. From August 28 through September 8, 1998, Calumet management, assisted by ABN AMRO and Kemp & Grzelakowski, Ltd. ("K&G"), negotiated the terms of the Merger Agreement.

     On September 9, 1998, the Calumet Board held a special meeting that included the participation of ABN AMRO and K&G. The meeting included a detailed discussion of the proposed transaction and explanatory materials previously furnished to members of the Calumet Board. ABN AMRO reviewed the process leading to the proposed transaction, provided a financial analysis of the proposed transaction, and expressed orally an opinion that the Consideration to be received by Calumet shareholders in the Merger was fair to such shareholders from a financial point of view. ABN AMRO confirmed this oral opinion in writing by letter dated September 9, 1998. At the conclusion of this portion of the meeting, the Calumet Board determined that the proposed transaction with FBOP was in the best interests of its stockholders and unanimously approved the Agreement, including the transactions contemplated thereby.

SUBSEQUENT EVENTS

     On November 20, 1998, the Company received a letter from Michael Kelly, Chairman of FBOP stating that FBOP was prepared to terminate the Merger Agreement unless the Company agreed to a price reduction of $4 million. FBOP asserted that, since the date of the Merger Agreement, actual and potential write-offs associated with the Company's investment in a partnership that holds and administers purchased mortgage servicing rights (the "PMSR")constituted a "Material Adverse Change" under the Merger Agreement, which would allow FBOP to terminate the Merger Agreement at its option. The Company convened a special meeting of its board of directors on November 22, 1998 to consider FBOP's letter, and the Board rejected the various assertions made in the FBOP letter, including, specifically, the assertion that a "Material Adverse Change" had occurred. Nonetheless, in order to avoid additional costs and time associated with litigation and without any prejudice to the Company's rights under the Merger Agreement, the Company offered to accept a reduction in the aggregate merger consideration of $1.5 million provided that the Merger Agreement was amended (i) to exclude the PMSR investment and changes in the value of interest rate sensitive assets currently in the Company's portfolio from the "Material Adverse Change" representation and condition under the Merger Agreement and (ii) to provide for upward adjustment in the purchase price if the Company recovers losses relating to the PMSR prior to the closing of the merger.

     FBOP subsequently proposed that the Company accept a $2 million reduction in the aggregate merger consideration and share in any recovery in the value of the PMSR investment. FBOP was advised that a reduction of that magnitude had been considered by the Board of the Company at its special meeting and had been rejected. In response to the counter proposal of FBOP it was the position of the Company's Board, that in view of the substantial reduction in purchase price embodied in the original $111.6 million merger consideration, any further reduction in excess of $1.5 million would be unfair to Calumet's shareholders. As of 5:00 P.M., November 23, 1998, the Company's offer had not been accepted and, therefore, terminated at that time in accordance with its terms. After the close of business on November 23, 1998 the Company issued a press release describing the disagreement and thereafter filed a Current Report on Form 8-K with the Commission. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; ADDITIONAL INFORMATION."

     On December 8, 1998, the Company advised FBOP in writing that unless it received, by 5:00 P.M. Chicago time on December 15, 1998, unequivocal written assurances that FBOP would fully perform its obligations under the Merger Agreement, the Company would treat the Merger Agreement as terminated by FBOP's anticipatory repudiation of contract, its failure to provide reasonable assurances of performances thereunder, and its continuing failure to perform its obligations under the Merger Agreement.

     On December 11, 1998 the Company received a letter from FBOP stating in part that "FBOP has and will fully perform its obligations under the Agreement and Plan of Merger and reserves all of its rights under that Agreement." In that letter FBOP also requested a meeting with management of the Company to discuss the Merger Agreement. The Company met with representatives of FBOP on December 21, 1998. At that meeting FBOP would not give the Company any assurance that FBOP would proceed with the Merger Agreement and informed the Company that FBOP would make no decisions on the Merger Agreement at that time but would continue to reserve its rights under the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     Calumet's Board of Directors has determined that the terms of the proposed Merger are fair to, and in the best interests of, Calumet and its shareholders. In reaching its determination, the Calumet Board consulted with legal counsel with respect to: (i) the legal duties of the Calumet Board, (ii) the Merger Agreement and related issues, and (iii) tax matters. The Calumet Board also consulted with ABN AMRO, its financial advisor, with respect to the fairness of the Per Share Merger Consideration to Calumet's shareholders from a financial point of view. The Calumet Board considered a number of factors, which included:

     (i) Information concerning the business, earnings, operations, financial condition, prospects, capital, and asset quality of Calumet including, but not limited to, recent and historic stock and earnings performance. In addition to its own knowledge of Calumet, the Calumet Board considered the detailed financial analyses and other information with respect to Calumet presented to the Calumet Board by ABN AMRO;

     (ii) The current and prospective competitive and regulatory environments in which Calumet operates, including significant recent consolidations within the banking industry, both nationally and in the Midwestern United States;

     (iii) The challenges of remaining a smaller institution, including (1) competition on the margins for loans and deposits from existing competitors and more intense competition from larger financial institutions with greater financial resources than Calumet, (2) technology costs to remain competitive as a smaller entity, (3) continued growth challenges, and (4) other risks;

     (iv) Executive management succession;

     (v) A review of the strategic options available to Calumet and indications of interest from other prospective acquirors;

     (vi) The terms, conditions, and course of negotiations relating to the Merger Agreement;

     (vii) The likelihood that the proposed Merger would be consummated;

     (viii) The effect of the proposed Merger on Calumet's employees, customers, and communities in which it operates;

     (ix) The recommendations of Calumet's executive management with respect to the proposed Merger (which recommendations were considered in light of certain interests of management in the proposed Merger-see "Interests of Certain Persons in the Merger"); and

     (x) The financial advice provided by ABN AMRO and the Opinion of ABN AMRO that the Per Share Merger Consideration to be received by Calumet shareholders pursuant to the Merger is fair to such stockholders from a financial point of view.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Calumet Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Calumet Board may have given different weights to different factors.

     FOR THE REASONS DESCRIBED ABOVE, CALUMET'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO,

AND IN THE BEST INTERESTS OF, CALUMET'S SHAREHOLDERS. ACCORDINGLY, CALUMET'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CALUMET COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

     Calumet retained ABN AMRO to act as financial advisor and agent for Calumet to provide financial advisory and investment-banking services in connection with a potential transaction in which control or a material interest in the stock or assets of Calumet would be transferred for consideration. In connection with such engagement, Calumet requested that ABN AMRO render its opinion as to the fairness to Calumet's shareholders of the Per Share Merger Consideration to be received in the Merger. Calumet imposed no limitations upon the scope of investigation or procedures followed by ABN AMRO in connection with its opinion, nor did Calumet give ABN AMRO any specific instructions in connection therewith. The Per Share Merger Consideration was determined through arm's-length negotiations between Calumet and FBOP, although Calumet was advised during such negotiations by ABN AMRO.

     On September 9, 1998, in connection with the evaluation by the Calumet Board of the transaction proposed by FBOP, ABN AMRO rendered an opinion that, as of such date, and subject to certain assumptions, factors, and limitations set forth in such written opinion as described below, the Per Share Merger Consideration to be received by Calumet shareholders pursuant to the Merger is fair to such stockholders from a financial point of view (the "Opinion").

     THE FULL TEXT OF ABN AMRO'S WRITTEN OPINION, DATED AS OF THE DATE OF THE MERGER AGREEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AT APPENDIX B TO THIS PROXY STATEMENT AND SHOULD BE READ IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO PROCEDURES FOLLOWED, ASSUMPTIONS MADE, AND MATTERS CONSIDERED BY ABN AMRO IN RENDERING ITS OPINION. ABN AMRO'S OPINION WAS PREPARED FOR THE CALUMET BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE PER SHARE MERGER CONSIDERATION TO THE HOLDERS OF CALUMET COMMON STOCK. THE ABN AMRO OPINION DOES NOT ADDRESS THE FAIRNESS OF ANY TERM OF THE MERGER AGREEMENT OTHER THAN THE FAIRNESS OF THE PER SHARE MERGER CONSIDERATION, NOR DOES IT ADDRESS CALUMET'S UNDERLYING BUSINESS DECISION TO ENTER INTO THE MERGER. THE ABN AMRO OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED MERGER. THE SUMMARY OF THE ABN AMRO OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with its Opinion, ABN AMRO reviewed the Merger Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisors of Calumet concerning the business, operations and prospects of Calumet. ABN AMRO examined certain publicly available business and financial information relating to Calumet and FBOP as well as certain financial information and other data for Calumet and certain financial information and other data related to FBOP which were provided to or otherwise discussed with ABN AMRO by the respective managements of Calumet and FBOP. ABN AMRO reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to: (i) current and historical market prices and trading volumes of Calumet Common Stock; (ii) Calumet's financial and other operating data; and (iii) the capitalization and financial condition of Calumet. ABN AMRO also considered, to the extent publicly available, the financial terms of certain other thrift-industry transactions recently effected which ABN AMRO considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations ABN AMRO considered relevant in evaluating those of Calumet. In connection with its engagement, ABN AMRO identified, approached and held discussions with certain third parties to solicit indications of interest in a possible transaction with Calumet.

     In rendering its Opinion, ABN AMRO assumed and relied upon the accuracy and completeness of the financial and other information reviewed by it and it did not make or obtain or assume any responsibility for independent verification of such information. In addition, ABN AMRO did not make an independent evaluation or appraisal of the assets and liabilities of Calumet or any of its subsidiaries. With respect to the financial data of Calumet, ABN AMRO assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of Calumet as to the future financial performance of Calumet.

     The following is a summary of the financial analyses ABN AMRO employed and summarized for the Calumet Board in connection with its written Opinion to the Calumet Board dated as of the date of the Merger Agreement.

     (a) Stock Trading History. ABN AMRO examined the history of closing prices and trading volumes for Calumet Common Stock over a three-year period. This examination showed that the closing price of Calumet Common Stock increased by 41.0% to $26 per share at September 1, 1998 from $18.328 at September 1, 1995. The examination showed that the closing price of Calumet Common Stock ranged over the three-year period to a high of $39.00 per share during March 1998 from a low of $18.167 during October 1995. The graphical presentation of the examination illuminated substantial changes in Calumet's closing Common Stock prices during the most recent twelve-month period ended September 1, 1998. Calumet's stock price increased by 112.8% to its peak of $39.00 per share in March 1998 from $18.328 at September 1, 1997. Thereafter, Calumet's closing Common Stock price declined by 33.3% to $26 per share at September 1, 1998 from its peak of $39.00 per share in March 1998. The examination also showed that the peak in Calumet's Common Stock price occurred during a month with relatively low trading volume, with trading volume of 36,000 shares during March 1998 as compared to monthly averages of approximately 144,000 shares over the three-year period and 84,000 shares over the most recent one-year period.

     ABN AMRO also examined the total-return performance of the Philadelphia Stock Exchange Bank Index ("PHX Banks") and the Standard and Poor's 500 Index ("S&P500") over the one-year period ended September 1, 1998. This examination showed that PHX Banks decreased by 1.0%, and the S&P500 increased by 10.5%, over this one-year period. The graphical presentation of the examination indicated peak levels in April 1998 and higher peak levels in July 1998 for the two indexes. PHX Banks and the S&P500 increased by 40.0% and 31.9% to their respective peaks in July 1998, from their levels at September 1, 1997. Thereafter, PHX Banks and the S&P500 decreased by 28.8% and 16.2% through September 1, 1998.

     ABN AMRO noted the overall and substantial outperformance of Calumet's Common Stock price over the most recent twelve months as compared to the indexes examined. The examination showed that Calumet's stock price increased by 41.9% to September 1, 1998 from September 1, 1997 as compared to increases over the same time period of negative 1.0% and positive 10.5% for PHX Banks and the S&P500, respectively. ABN AMRO also noted that the Per Share Merger Consideration per share represented a 23.3% premium over Calumet's closing Common Stock price on September 1, 1998.

     (b) Comparable Market-Value Analysis. ABN AMRO compared selected historical financial and current trading market data of Calumet to those of comparable companies which ABN AMRO deemed to be reasonably similar to Calumet in size, financial and operating character, and/or geographic market. Financial data were as of the then-most-recently available financial-statement date and for the twelve-month period then ended. Market price data were as of September 1, 1998. For each company in the comparable group, ABN AMRO calculated the multiples of each company"s market price per share to: (i) latest twelve-month earnings per share ("LTM P/E"); (ii) latest twelve-month tangible core earnings per share ("LTM Core P/ E"); (iii) the median estimated earnings per share for the current fiscal year ("Current-Year P/E"); and (iv) the median estimated earnings per share for the next fiscal year ("Next-Year P/E"). "Tangible core earnings" excludes intangible-asset amortization expense and non-recurring income and expense items. "Estimated earnings per share" figures are those prepared by securities analysts following each company. ABN AMRO also calculated the ratio of each company's market price per share to: (i) book value (stockholders' equity) per share ("P/BV"), (ii) tangible book value (stockholders' equity less intangible assets) per share ("P/TBV"), and (iii) adjusted tangible book value. The ratio of market price to "adjusted tangible book value" adjusts both market price and tangible book value for the "excess" capital of each comparable company relative to a 7% tangible equity-to-assets ratio.

     The comparable companies for Calumet ("Comparable Companies") consisted of selected publicly traded Midwest-based thrift holding companies in predominantly metropolitan areas with total assets ranging from $350 million to $650 million. The Comparable Companies included the following 12 organizations: Permanent Bancorp, Inc., Evansville, IN; Winton Financial Corp., Cincinnati; PVF Capital Corp., Bedford Heights, OH; Hallmark Capital Corp., West Allis, WI; Avondale Financial Corp., Chicago; Emerald Financial Corp., Strongsville, OH; Kankakee Bancorp, Inc., Kankakee, IL; Enterprise Federal Bancorp, West Chester, OH; Fidelity Bancorp, Chicago; Fidelity Financial of Ohio, Cincinnati; Home Bancorp, Ft. Wayne, IN; and Western Ohio Financial Corp., Springfield, OH.

     The table below summarizes ABN AMRO's analysis of the market value of Calumet Common Stock as compared to the median market-value multiples and ratios for the Comparable Companies:

                                                                                MEDIAN OF
                                                                  CALUMET       COMPARABLE
MARKET-VALUE RELATIONSHIP                                       COMMON STOCK    COMPANIES
-------------------------                                       ------------    ----------
LTM P/E multiple............................................         9.3x          13.8x
LTM Core P/E multiple.......................................        10.8           13.4
Current-Year P/E multiple...................................        12.2           14.6
Next-Year P/E multiple......................................        12.3           13.7
P/BV ratio..................................................        93.7%         109.4%
P/TBV ratio.................................................        93.7          127.5
Adjusted P/TBV ratio........................................        82.0          131.1

     ABN AMRO focused on the LTM Core P/E, Current-Year P/E, and Next-Year P/E multiples, noting that Calumet had recorded several non-recurring items in its LTM earnings which the foregoing multiples exclude. ABN AMRO observed that, notwithstanding Calumet's superior profitability, ABN AMRO believed Calumet Common Stock traded at a relatively lower level than the Comparable Companies overall due to the relatively slow growth of Calumet's primary market area, Calumet's "non-traditional" out-of-state lending operations and other investments, and Calumet's substantial "excess" capital.

     (c) Stand-Alone Discounted Cash Flow Analysis. ABN AMRO performed a discounted cash flow ("DCF") analysis of Calumet on a "stand-alone" basis, assuming Calumet would continue to operate as an independent, publicly traded company. In preparing the DCF analysis, ABN AMRO studied Calumet's historical and present earnings and growth patterns and then projected income statements and balance sheets for a five-year period using a series of assumptions pertaining to growth, interest margins, loan losses, non-interest income and expenses, income taxes, and cash dividends. Prior to completion, ABN AMRO reviewed and discussed the financial projections and underlying assumptions with Calumet's management. To estimate projected net cash flows, ABN AMRO adjusted projected earnings for certain non-cash expense items such as loan loss provisions and certain stock-related benefit plans. ABN AMRO calculated the terminal value (the value of cash flows following the five-year projection period) based upon a growth-adjusted perpetuity of the fifth projected year's estimated net cash flow. To estimate the present value of the five years' projected net cash flows and terminal value, ABN AMRO used a discount rate of 12.7%. The DCF analysis yielded imputed values for Calumet Common Stock ranging from $20.90 to $27.53 per share.

     (d) Comparable Transactions Analysis. ABN AMRO reviewed the financial terms of thrift-industry merger-and-acquisition transactions announced since January 1, 1997 in which the acquired company was headquartered in the Midwest and had total assets ranging from $200 million to $700 million ("Comparable Transactions"). Financial data for each acquired company and Calumet were at the most-recent financial-statement date available at the date the transaction was announced, and for the twelve-month period then ended. Merger prices and related multiples and ratios were as of the respective transaction-announcement dates. The 18 Comparable Transactions included:

         BUYER              HEADQUARTERS                  SELLER                 HEADQUARTERS
         -----              ------------                  ------                 ------------
MAF Bancorp Inc.         Clarendon Hills, IL    Westco Bancorp Inc.(1)       Westchester, IL
Union Planters Corp.     Memphis, TN            First Mutual Bancorp(2)      Decatur, IL
German American Bancorp  Jasper, IN             1ST Bancorp                  Vincennes, IN
State Financial          Hales Corner, WI       Home Bancorp of Elgin(1)     Elgin, IL
Services                 Warren, OH             Trumbull Financial Corp.     Warren, OH
Second Bancorp Inc.      Cleveland, OH          CS Financial Corp.           Cleveland, OH
Charter One Financial    Akron, OH              Security First Corp.         Mayfield Heights, OH
FirstMerit Corp.         Munster, IN            SuburbFed Financial(1)       Flossmoor, IL
Citizens Financial       Hinsdale, IL           Southwest Bancshares(1)      Hometown, IL
Services                 Omaha, NE              Perpetual Midwest Financial  Cedar Rapids, IA
Alliance Bancorp         Memphis, TN            Capital Savings Bancorp      Jefferson City, MO
Commercial Federal       St. Louis, MO          Charter Financial(2)         Sparta, IL
Union Planters Corp.     Rockford, IL           Midwest Federal Financial    Baraboo, WI
Magna Group, Inc.        St. Louis, MO          HomeCorp Inc.                Rockford, IL
AMCORE Financial         Omaha, NE              Mid Continent Bancshares     El Dorado, KS
Mercantile Bancorp.      Memphis, TN            Sho-Me Financial(2)          Mt. Vernon, MO
Commercial Federal       Cleveland, OH          Haverfield Corp.(2)          Cleveland, OH
Union Planters Corp.     Cincinnati, OH         Suburban Bancorp(2)          Cincinnati, OH
Charter One Financial
Fifth Third Bancorp

---------------

(1) Located in Chicago area.

(2) Transaction employing purchase method of accounting.

     ABN AMRO calculated several merger-pricing multiples and ratios based upon FBOP"s proposed aggregate cash purchase price of $111.6 million, or $32.30 per diluted share (prior to deduction of transaction expenses) of Calumet Common Stock. ABN AMRO calculated median merger-pricing multiples for the entire group of Comparable Transactions as well as subsets of the entire group consisting of transactions involving Chicago area sellers and transactions employing the purchase method of accounting. ABN AMRO noted that Calumet"s deposit franchise is located in the Chicago area and that, as a result of Calumet"s prior Common Stock repurchases, any transaction for Calumet would necessarily employ purchase accounting. The table below summarizes ABN AMRO"s analysis of the FBOP proposal as compared to the median merger-pricing multiples and ratios for the entire group of Comparable Transactions and the Chicago area and purchase-accounting subsets:

                                                                MEDIAN OF COMPARABLE TRANSACTIONS
                                                               ------------------------------------
                                                   FBOP                         PURCHASE     ENTIRE
MERGER-PRICING RELATIONSHIP                      PROPOSAL      CHICAGO-AREA    ACCOUNTING    GROUP
---------------------------                    ------------    ------------    ----------    ------
LTM P/E multiple...........................    11.7x-13.6x*        20.1x          29.0x          25.9x
Current-Year P/E multiple..................           16.2         18.5           19.5           19.0
Premium over tangible book value to core
  deposits.................................            7.39%       15.62%         10.87%         16.42%
P/BV ratio.................................          127.9        155.6          167.0          187.2
P/TBV ratio................................          127.9        155.9          181.7          190.4
Adjusted P/TBV ratio.......................          179.97       274.37         202.07         260.89
Premium over market price:
  One day prior............................           20.75       N/A            N/A             14.30
  One month prior..........................            3.36       N/A            N/A             18.20
  One year prior...........................           13.00       N/A            N/A             62.40

---------------

*  Adjusted for non-recurring items

     The ratio of transaction value to "adjusted tangible book value" adjusts both transaction value and tangible book value for the "excess" capital of each acquired company relative to a 7% tangible equity-to-assets ratio.

     ABN AMRO observed that, with the exception of the LTM P/E multiple, each merger-pricing relationship of the FBOP proposal was above the minimum value, yet below the median value, for the Comparable Transactions. ABN AMRO identified several factors which it believed to underlie the foregoing results: (i) the relatively slow growth of Calumet's primary market area; (ii) Calumet's "non-traditional" out-of-state lending operations and other investments; (iii) Calumet's substantial "excess" capital; (iv) Calumet's small deposit market share in the Chicago area; (v) the necessity for any transaction with Calumet to employ the purchase method of accounting; and (vi) lower overall stock market and bank stock prices in recent periods as compared to such prices at the announcement dates of the Comparable Transactions. ABN AMRO observed that the foregoing factors would serve to limit the number of potential acquirors interested in Calumet and/or to diminish the ability of interested acquirors to consummate a transaction with Calumet.

     (e) Control Discounted Cash Flow Analysis. ABN AMRO also performed a DCF analysis of Calumet on a "control" basis, assuming certain operational changes a hypothetical potential acquiror could undertake to improve Calumet's financial performance. In this analysis ABN AMRO employed the same series of operating and discount-rate assumptions as for the "stand-alone" DCF analysis outlined above, except that on a "control" basis a hypothetical potential acquiror would: (i) reduce Calumet's "excess" capital to finance a portion of a potential purchase price by liquidating Calumet's mortgage-servicing right and real estate partnerships as well as certain investment securities; (ii) reduce general and administrative expenses by $2.5 million; and (iii) change Calumet's loan mix to include relatively less long-term, yet higher-yielding, fixed-rate loans. ABN AMRO assumed that the positive effect of reducing "excess" capital would offset the negative effect of a change in loan mix. As any transaction with Calumet would require an acquiror to employ purchase accounting, ABN AMRO assumed that the resulting intangible assets (including "goodwill") and related amortization would: (i) not affect an acquiror's view of value or (ii) its ability to achieve regulatory approval of a transaction.

     ABN AMRO noted the importance of the foregoing assumptions in light of: (i) a perceived stock-market bias against the effects of purchase accounting which could influence the decisions of publicly traded potential acquirors and (ii) the negative effect of purchase accounting on certain measures of capital on which potential acquirors are regulated. The "control" DCF analysis yielded imputed values for Calumet Common Stock ranging from $30.47 to $35.48 per share.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying ABN AMRO's Opinion. In arriving at its fairness determination, ABN AMRO considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Calumet or the Merger. The analyses were prepared solely for the purposes of ABN AMRO's Opinion provided to Calumet's Board as to the fairness of the Per Share Merger Consideration to be received by the stockholders of Calumet pursuant to the Merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or ABN AMRO, none of Calumet, ABN AMRO, or any other person assumes responsibility if future results are materially different from those projected.

     ABN AMRO, as part of its investment-banking business, is continually engaged in the valuation of businesses in connection with mergers and acquisitions, as well as initial and secondary offerings of securities and valuations for other purposes. Calumet selected ABN AMRO as its financial advisor because ABN AMRO is a nationally recognized investment-banking firm that has substantial experience in transactions similar to the Merger.

     ABN AMRO writes equity research reports on, and acts as a market maker in, Calumet Common Stock. In the ordinary course of ABN AMRO's business, ABN AMRO and its affiliates may actively trade securities of Calumet for their own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

     Calumet retained ABN AMRO as its financial advisor by letter agreement dated February 5, 1998 ("Engagement Letter"). Pursuant to the terms of the Engagement Letter, upon delivery of ABN AMRO's fairness opinion, Calumet paid ABN AMRO a cash Fairness Opinion Fee of $100,000. Pursuant to the terms of the Engagement Letter, upon closing of the Merger, Calumet will pay ABN AMRO a cash Financial Advisory Fee equal to 0.55% of transaction value, as defined in the Engagement Letter, reduced by the Fairness Opinion Fee previously paid. Further, in the Engagement Letter Calumet agreed to reimburse ABN AMRO for its reasonable out-of-pocket expenses incurred in connection with its engagement, and to indemnify ABN AMRO against certain liabilities, including liabilities under securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Company's management and the Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of the Company generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     TRANSITION AGREEMENTS. FBOP desires to retain the services of Thaddeus Walczak and Carole Lewis in order to facilitate the transition of the Company and CFSLA to members of the FBOP organization. Therefore, contemporaneously with the completion of the Merger, FBOP shall enter into Transition Agreements (the "Transition Agreements") with Mr. Walczak and Ms. Lewis. The Transition Agreements shall each provide that for a period of up to three (3) years following the Closing, each will assist or consult with FBOP on an "as needed" basis to represent FBOP or its affiliates at business conventions, to entertain customers and potential customers of FBOP or its affiliates, and to assist FBOP in other agreed-upon areas of the business. The Transition Agreements will provide that Mr. Walczak and Ms. Lewis are independent contractors, and not agents, employees or partners of FBOP or any of its affiliates, and shall not be entitled to participation in any employee benefit plans maintained by FBOP or any of its affiliates from time to time. Mr. Walczak and Ms. Lewis shall be reimbursed for expenditures incurred by them and approved by FBOP in accordance with FBOP's normal policies, provided that such reimbursement shall not exceed $10,000 annually. In addition, Mr. Walczak and Ms. Lewis shall be permitted to continue to utilize the Company-owned automobile used by each of them prior to the Merger, but they shall be responsible for all ordinary maintenance and operating costs in connection with the use of such automobiles; they will each have the option to purchase the automobile at the termination of their respective Transition Agreement at the then fair market value. The Transition Agreements will terminate three (3) years from the Effective Time, provided that the Transition Agreements may be terminated by either party at any time upon 15 days' prior written notice of such termination to the other party. "THE MERGER AGREEMENT -- Conditions to the Merger".

     CALUMET CHANGE IN CONTROL AGREEMENTS AND EMPLOYMENT AGREEMENTS. The Company has entered into change in control or employment agreements with certain executive officers of the Company and the Bank (Thaddeus Walczak, Carole Lewis, John Garlanger, Darryl Erlandson, Susan Linkus, Lorraine Straka, Jean Adams and Deborah Cattoni) which provide for certain payments and benefits to the executive in the event the executive's employment is terminated following a change in control or potential change in control as those terms are defined in the agreements (the "Change in Control Events"). The Merger Agreement constitutes a Change in Control Event for purposes of these agreements. If, under the terms of these change of control agreements, payments were required to be made to Thaddeus Walczak, Carole Lewis, John Garlanger, Darryl Erlandson, Susan Linkus, Lorraine Straka, Jean Adams and Deborah Cattoni, the estimated amount of such payments would be approximately $1,286,129, $733,573, $392,738, $234,632, $68,031, $89,752, $36,753 and $63,702, respectively.

     OPTIONS. In the Merger Agreement, FBOP and FBOP Acquisition have agreed to pay to each holder of an Option an amount per share of Common Stock equal to the excess of the Per Share Merger Consideration over the exercise price per share of such option (the "Cash Consideration Per Option"). Concurrently with the payment of the Cash Consideration Per Option to a holder of an Option, the Option will be canceled and shall cease to exist.

     Certain members of management and the Board of Directors of the Company hold options to purchase Common Stock. The following table illustrates the Cash Consideration Per Option Payable and total cash payable for options to the members of the Board of Directors and the executive officers of the Company assuming a Per Share Merger Consideration of $32.00:

                                          POSITION        NUMBER     AVERAGE      TOTAL         CASH
                                            WITH            OF       EXERCISE    EXERCISE      PAYABLE
                                          COMPANY        OPTIONS      PRICE       PRICE      FOR OPTIONS
                                       --------------   ----------   --------   ----------   -----------
DIRECTORS AND EXECUTIVE OFFICERS
Thaddeus Walczak.....................  Chairman         165,147.00    $ 7.63    $1,259,807   $4,024,897
Carole Lewis.........................  President/Dir    101,712.75      7.62       775,147    2,479,661
Henry Urban..........................  Director          15,039.00      8.13       122,288      358,960
Louise Czarobski.....................  Director          11,675.25      7.42        86,673      286,935
William McCann.......................  Director          11,940.75      7.59        90,634      291,470
Tytus Bulicz.........................  Director           1,066.50     14.92        15,912       18,216
John Garlanger.......................  Sr. Vice Pres     28,018.50      7.42       207,983      688,609
Susan Linkus.........................  Vice Pres/Sec     14,010.00      7.42       104,003      344,317
Jean Adams...........................  Vice President     8,755.50      7.42        64,995      215,181
Mike York............................  Vice President     4,335.75      7.68        33,313      105,431
Lorraine Straka......................  Vice President    14,010.00      7.42       104,003      344,317
Ron Theis............................  Vice President     5,835.75      7.42        43,318      143,426
Deborah Cattoni......................  Vice President     5,835.75      7.42        43,318      143,426
                                                        ----------    ------    ----------   ----------
ALL DIRECTORS AND EXECUTIVE
  OFFICERS...........................                   387,382.50    $ 7.62    $2,951,391   $9,444,849
                                                        ==========    ======    ==========   ==========
OTHER OFFICERS AS A GROUP(6).........                    17,720.25    $ 7.51    $  133,131   $  433,917
                                                        ==========    ======    ==========   ==========
TOTAL OPTIONS OUTSTANDING............                   405,102.75    $ 7.61    $3,084,522   $9,878,766
                                                        ==========    ======    ==========   ==========

     DIRECTORS. As a condition to the Merger, all of the directors of the Company and CFSLA and any of its subsidiaries shall have resigned in writing effective on the Effective Time (as defined in the Merger Agreement).

CERTAIN TAX CONSEQUENCES

     The receipt of cash for shares of Common Stock pursuant to the Merger will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. In general, a shareholder who receives cash for shares of Common Stock pursuant to the Merger will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount of cash received in the exchange of such shareholder's shares and such shareholder's adjusted tax basis in such shares. Provided that the shares of Common Stock constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the shareholder has held the shares for more than one year at the time of the exchange.

     The foregoing discussion may not be applicable to certain types of shareholders, including, without limitation, shareholders who acquired shares of Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, individuals who are not citizens or residents of the United States, foreign corporations and entities that are otherwise subject to special tax treatment under the Code (such as insurance companies, tax exempt entities and related investment companies).

     The federal income tax discussion set forth above is included for general information only and is based upon current law. Shareholders are urged to consult their tax advisors with respect to the specific tax consequences of the Merger to them, including the application and effect of the alternative minimum tax, and state, local and foreign tax laws.

FINANCING ARRANGEMENTS BY FBOP AND FBOP ACQUISITION

     Consummation of the Merger is not conditioned upon either FBOP or FBOP Acquisition obtaining the cash necessary in order to pay the Aggregate Merger Consideration due to the holders of Common Stock upon consummation of the Merger. In the Merger Agreement, FBOP and FBOP Acquisition have represented that they have or will have sufficient funds available to fulfill their obligations under the Merger Agreement. FBOP will fund the cash purchase price with a combination of external financing and available cash.

REGULATORY MATTERS

     Consummation of the Merger Agreement is subject to the approval of the Federal Reserve Board, and a Merger Application must be submitted to the Office of Thrift Supervision. The Merger of CFSLA into RSB is subject to Office of Thrift Supervision approval since consummation of the Merger will result in FBOP obtaining control of both the Company and CFSLA. Accordingly, under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and regulations promulgated thereunder, the Federal Reserve Board must approve the Merger. The BHC Act provides that the Federal Reserve Board may not approve any transaction that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or that in any other manner would be in restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     In conducting its review of any application for approval, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the company or companies and the bank concerned, and the convenience and needs of the communities to be served. Under the BHC Act as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The BHC Act provides that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after such approval or, if certain conditions are met, a shorter period, but in no event less than 15 days after the date of approval.

     Application for approval of the Merger was filed with the Federal Reserve Board on October 22, 1998, and the Federal Reserve Board approved the Merger on December 15, 1998. The Federal Reserve Board approval was conditioned upon, among other conditions, consummation of the Merger on or before March 15, 1999 unless extended by the Federal Reserve Board. Notice was filed with the Office of Thrift Supervision on October 23, 1998, and the Office of Thrift Supervision deemed the Notice complete on December 31, 1998. Additionally, the Office of Thrift Supervision must approve the Bank Merger, which will take place after the Merger. The shareholders of the Company should be aware that regulatory approval of the Merger may be based upon different considerations than those that would be important to such shareholders in determining whether or not to approve the Merger. Any such approval should in no event be construed by a shareholder as a recommendation by any regulatory agency with respect to the Merger.

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for and treated by FBOP as a purchase business combination transaction.

DISSENTERS' RIGHTS

     Pursuant to Delaware General Corporation Law Section 262 ("Section 262"), a copy of which is attached to this Proxy Statement as Appendix C, a shareholder of the Company may dissent from the proposed corporate action to approve the Merger Agreement and receive the right to an appraisal of such shareholder's shares.

     If the Merger is consummated, dissenting shareholders (defined below) of the Company will have the right, if they strictly comply with the provisions of
Section 262, to have the fair value of their shares judicially determined and paid to them ("appraisal rights"). Any shareholder of the Company intending to enforce appraisal rights under Section 262 must object in writing to the adoption of the Merger Agreement prior to the Special Meeting, or at the Special Meeting but before the vote on the Merger Agreement, by filing with the Secretary of the Company a written objection to the Merger ("a notice of election to dissent"), identifying himself and stating that he intends thereby to demand appraisal of his shares. A vote against, or a direction in a proxy to vote against, the Merger Agreement will not in itself constitute a notice of election to dissent, and will not preserve the shareholder's appraisal rights. If the Merger Agreement is approved and adopted at the Special Meeting, FBOP must give written notice not later than ten days after the Effective Time that the Merger has become effective to each shareholder who has timely filed a notice of election to dissent and who has not voted in favor of the Merger Agreement (a "dissenting shareholder"). A shareholder's vote in favor of the Merger Agreement will waive his appraisal rights. However, a shareholder's failure to vote against the Merger Agreement will not in itself be a waiver of his appraisal rights if he has filed a timely notice of election to dissent.

     A notice of election to dissent may be withdrawn by a dissenting shareholder at any time within 60 days after the Effective Time. Upon such withdrawal, the dissenting shareholder will be entitled to receive the same consideration received by the other Company shareholders. If (i) a dissenting shareholder timely withdraws his notice of election to dissent, (ii) Company shareholders do not approve the Merger Agreement, (iii) a court of competent jurisdiction determines that the dissenting shareholder is not entitled to payment for his shares, (iv) no petition for an appraisal is filed within the time period discussed below, or (v) a dissenting shareholder otherwise loses his appraisal rights, then such shareholder will be reinstated to any rights other Company shareholders then have.

     Upon consummation of the Merger, each dissenting shareholder will cease to have any rights of a shareholder except the right to be paid the fair value of his shares and the right to receive payments of dividends or other distributions, if any, payable to shareholders of record prior to the Effective Time and any other rights under Section 262.

     Within 120 days after the Effective Time a dissenting shareholder who has perfected his appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of all dissenting shareholders. Upon the filing of such petition by a shareholder, service of a copy of such petition shall be made upon FBOP. In addition, such dissenting shareholder is entitled, during such time period, to request from FBOP a statement as to the number of dissenting shareholders from whom the Company has received a demand for appraisal and the number of shares of Common Stock held by such stockholders. FBOP must furnish the statement within ten days after receipt of the request therefor. FBOP must, within 20 days after the filing with the Court of Chancery described above, file with the Register in Chancery a verified list of the names and addresses of all dissenting shareholders. The Court may then order that all of the individuals on that list be notified of the time and place of the hearing on the petition.

     At the hearing on the petition, the Court will determine the shareholders who have complied with Section 262 and have become entitled to appraisal rights and will determine the value of shares of Common Stock based on all relevant factors, exclusive of any element of value attributable to the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The Court may require all dissenting shareholders to submit their certificates for Common Stock to the Register in Chancery for notation as to the pendency of the appraisal proceeding with respect to such shares. If any dissenting shareholder fails to submit his certificates, the Court may dismiss the proceedings as to such shareholder.

     Upon conclusion of the proceeding, the Court will direct FBOP to pay the fair value of the shares, together with interest, if any, to the shareholders entitled thereto, upon surrender of the certificates representing their shares. The costs of the proceeding may be determined by the Court and divided among the parties as the Court deems equitable.

     The procedures outlined above are set forth in Section 262, attached hereto as Appendix C. Upon compliance with the requirement of such Section, a dissenting shareholder will be entitled to receive payment of the fair value of his shares in accordance with the procedures and subject to the conditions set forth therein.

     Shareholders wishing to exercise their appraisal rights should consult their own counsel.

     The foregoing is only a summary of the material provisions of Delaware law relating to appraisal rights and should not be considered to be a comprehensive legal description. The statements in this Proxy Statement with respect to the terms of Section 262 are qualified in their entirety by reference to the copy of
Section 262, attached hereto as Appendix C, setting forth a complete description of the rights and obligations of the Company and of any shareholder who desires to exercise appraisal rights.

                              THE MERGER AGREEMENT

     The following is a summary of certain terms of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Terms which are not otherwise defined in this summary have the meaning set forth in the Merger Agreement. Shareholders are urged to read the Merger Agreement carefully.

     As of the date of this Proxy Statement, nothing has come to the Company's attention that has led it to believe that the representations and warranties made by each of the Company and FBOP and FBOP Acquisition in the Merger Agreement are not true and correct in all material respects or that the respective covenants of each party contained therein have not been complied with in all material respects by the respective parties. Accordingly, nothing has come to the Company's attention that has led it to believe that, if the shareholders of the Company approve the Merger Agreement, the other conditions to the Merger will not ultimately be satisfied. There can be no assurance, however, that such conditions will be satisfied or that the Merger will be consummated.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of each of the Company and FBOP and FBOP Acquisition. These include, among other things, representations and warranties of the Company as to (i) the organization and good standing of the Company and CFSLA; (ii) its capitalization; (iii) the identity and ownership of its subsidiaries; (iv) the authorization of the Merger Agreement; (v) material compliance with laws; (vi) the absence of the need (except as specified) for governmental or third party consents to the Merger;
(vii) material conformity to applicable accounting standards of the Company's financial statements and the accuracy of the Company's filings with the SEC and the applicable bank regulatory agencies; (viii) the absence of material pending or threatened material litigation or other actions; (ix) employee benefit plans;
(x) taxes; (xi) certain material contracts of the Company; (xii) agreements with employees, including employment agreements; (xiii) insurance; (xiv) certain environmental matters; (xv) properties; (xvi) deposits; and (xvii) loans and reserves.

     FBOP'S and FBOP Acquisition's representations and warranties include, among other things, those as to (i) their respective organization and good standing,
(ii) the authorization of the Merger Agreement, (iii) the absence of the need (except as specified) for governmental or third party consents to the Merger, and (iv) the availability to FBOP and FBOP Acquisition of sufficient funds to fulfill their respective obligations under the Merger Agreement.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, each of the Company and FBOP and FBOP Acquisition has made various customary covenants for transactions of this type, including, among others, that each party cooperate and take or cause to be taken all actions necessary, proper or advisable to consummate the Merger on a prompt basis. The Company has agreed, among other things, to provide FBOP and FBOP Acquisition access to certain offices, properties, contracts, books and records of, and other information regarding the Company.

     Pursuant to the Merger Agreement, FBOP and FBOP Acquisition have agreed, among other things, to use their best efforts to timely obtain all required governmental consents and approvals and to comply with all of the terms and conditions thereof.

CONDUCT OF BUSINESS PENDING THE MERGER

     The Company has agreed that it and its subsidiaries will conduct their respective operations in the ordinary course of business substantially in the manner as conducted prior to the execution of the Merger Agreement. In addition, the Company has agreed that, without the written consent of FBOP or FBOP Acquisition, neither the Company or any of its subsidiaries will: (a) fail to maintain its tangible property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted; (b) fail to maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied;
(c) fail to comply in all material respects with applicable laws and regulations; (d) make, renew or modify the terms (including, but not limited to, any release or substitution of collateral, change of the interest rate, or release or substitution of any guarantor) of any loan, letter of credit or other extension of credit, or commitment to make a loan, in excess of $500,000, provided, however, that loans that are secured by secondary market qualified mortgages on single-family dwellings are permitted without further written consent of FBOP; (e) except as required by law or applicable regulation and except for the exercise of the Options and except for the termination of certain employee benefit agreements, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee; (f) except for pay raises pursuant to scheduled annual reviews in the ordinary course of business not to exceed 5% of current annual salary and to pay bonuses to certain employees an officers in the aggregate amount of $550,000, authorize or enter into any employee contract or employment agreement, grant any pay raise or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by an existing plan or arrangement or authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; (g) authorize or enter into any contract, commitment or obligation (excluding all loans and loan commitments) including, but not limited to obligations for services, which provides for the receipt or payment of amounts, in the aggregate, in excess of $25,000; (h) sell, transfer, convey, assign or otherwise dispose of any material assets or properties, or authorize any of the foregoing, or sell loans in bulk other than up to $1,000,000 per month of residential mortgage loans sold in the ordinary course of business pursuant to existing and on-going commitments; (i) authorize or make any expenditures for assets in excess of $25,000 for any item or series of similar items or lease or encumber any assets outside the ordinary course of business; (j) authorize or make any amendments to its charter or bylaws; (k) fail to keep in force all insurance policies presently in effect, including insurance of deposit accounts with the FDIC; (l) do any act which, or omit to do any act the omission of which, will cause a material breach of any contract, commitment or obligation; (m) make any borrowing, incur any debt (other than (i) deposits in the ordinary course of business and consistent with past practice and (ii) overnight borrowings from the Federal Home Loan Bank consistent with past practices), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, or make any payment or repa yment in respect of any indebtedness (other than deposits and accrued expenses in the ordinary course of business and consistent with past practice); (n) accept any deposits for which the interest rate payable thereon exceeds by more than 0.5 percent the average interest rate being paid on similar deposits by savings banks and savings and loan associations in the Chicago area market; (o) waive, release or cancel any claims in excess of $25,000 against third parties or debts in excess of $25,000 owing to it, or any rights which have any value in excess of $25,000; (p) make any change in its accounting systems, policies or practices; (q) enter into, authorize, or permit any transaction, except as now existing, with any affiliate or subsidiary of the Company; (r) make any capital contribution to any person or purchase or invest in any securities issued by any person other than securities which are issued or guaranteed by the United States government or any agency thereof having a maturity of more than twelve (12) months from the date of purchase; (s) sell any investment securities;

(t) enter into, amend or renew any data processing service contract; (u) change or amend its schedules and policies relating to service charges or service fees;
(v) enter into loan transactions not in accordance with sound credit practices and not on terms and conditions which are materially more favorable than those available to the borrower from competitive sources in transactions in the ordinary course of business; (w) fail to use its best efforts to preserve the present business organizations intact, to keep available the services of its present officers and employees or to preserve its present relationships with persons having business dealings with it; (x) fail to maintain, consistent with its past practices, a reserve for possible loan and lease losses which is adequate under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable); (y) make any change in any lease of real property; (z) fail to file in a timely manner all required filings with all proper regulatory authorities and fail to cause such filings to be true and correct in all material respects; (aa) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; or foreclose upon such commercial real estate if such environmental assessment indicates the presence of hazardous material in amounts that, if such foreclosure were to occur, would be reasonably likely to result in a material adverse effect on CFSLA; (bb) amend or modify any of its promotional, deposit account or account loan practices, other than amendments or modifications in the ordinary course of business; (cc) (i) make any change in its authorized capital stock, (ii) issue any stock options, or issue any warrants, or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) pay any stock dividend or make any reclassification in respect of its outstanding shares of capital stock, (iv) except for the issuance of shares upon exercise of any Options, issue, sell, exchange or deliver any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), (v) purchase or otherwise acquire for consideration any outstanding shares of its capital stock, or (vi) declare pay or set apart in respect of its capital stock any dividends or other distributions or payments; (dd) fail to sell any 15-year or 30-year fixed rate residential mortgage loans in the secondary market that are made after September 9, 1998, provided, however, the foregoing shall not apply (i) to CFSLA's First Time Home Buyers program or (ii) to certain mort gage loans (not to exceed approximately $17,400,000 in the aggregate) that were in the preliminary processing stage as of September 9, 1998; (ee) authorize or enter into or amend, modify or supplement any material contract.

NO SOLICITATION

     Except as required by any regulatory authority, or except to the extent required by fiduciary obligations of the Board of Directors under applicable law in reliance upon a written opinion of counsel, the Company has agreed in the Merger Agreement that it will not, directly or indirectly, solicit, encourage, initiate, or respond favorably to any inquiries or proposals from, or provide any confidential information or access to the Company's or CFSLA's properties, or participate in any negotiations or discussions with any other person concerning: (i) any merger, sale of assets or other business combination involving the Company or CFSLA with any other person; (ii) any purchase by any person of shares of capital stock of the Company or CFSLA; or (iii) any issuance by the Company or CFSLA of any shares of capital stock. The Company has agreed to promptly notify FBOP and FBOP Acquisition of any such inquiries, offers or proposals.

CONDITIONS TO THE MERGER

     The respective obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions: (i) the authorization or approval of the Federal Reserve Board and any other state or federal agency having jurisdiction over the parties or the transactions contemplated by the Merger Agreement which are necessary for the consummation of the Merger will have been obtained and remain in full force and effect in a form and under terms acceptable to FBOP and FBOP Acquisition; (ii) the consummation of the Merger shall not have been restrained, enjoined or prohibited by any court or governmental authority of competent jurisdiction and no material litigation or administrative proceeding shall be pending or threatened as of the Effective Time seeking to restrain, enjoin or prohibit the consummation of the Merger; and (iii) the Merger will have been consummated by no later than 5:00 P.M. Central Time on April 30, 1999.

     The obligations of the Company to consummate the Merger are further subject to the conditions that (a) the representations and warranties of FBOP and FBOP Acquisition set forth in the Merger Agreement will be true and correct at the Effective Time with the same force and effect as though such representations and warranties had been made on and as of such date; (b) all consents, waivers, approvals, authorizations or orders required to be obtained by FBOP and FBOP Acquisition shall have been obtained and delivered to the Company; (c) FBOP and FBOP Acquisition will have performed in all material respects, their respective obligations, and agreements and complied in all material respects with their respective covenants and agreements under the Merger Agreement to be performed and complied with on or before the Effective Date; (d) the Company will have received a legal opinion from FBOP's counsel, dated as of the Effective Date, in the form set forth in the Merger Agreement; and (e) FBOP and FBOP Acquisition will have made available to the Paying Agent the aggregate Merger Consideration Per Share and aggregate Cash Consideration Per Option.

     The obligations of FBOP and FBOP Acquisition to consummate the Merger are further subject to the conditions that (a) the representations and warranties of the Company set forth in the Merger Agreement are true and correct on the Effective Time with the same force and effect as though such representations and warranties had been made on and as of such date; (b) all required consents, waivers, approvals, authorizations or orders in connection with the Merger shall have been obtained by the Company and delivered to FBOP; (c) the Company will have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in the Merger Agreement to be performed and complied with by it at or prior to the Effective Time; (d) FBOP Acquisition will have received the opinion of the Company's counsel dated as of the Effective Date in the form specified in the Merger Agreement; (e) the Merger Agreement will have been approved and adopted by the shareholders of the Company; (f) the holders of not more than 10% of the issued and outstanding shares of the Common Stock at the Effective Time shall have delivered written demand for payment of the fair market value of their shares of Common Stock pursuant to Section 262 of the DGCL; (g) the directors of the Company and CFSLA will have tendered their resignations in writing, effective on the Effective Time; (h) FBOP shall have received from the Company an amendment to the employment/severance agreement of Thaddeus Walczak which will provide for deferral of any amounts payable in excess of $1,000,000 for a period of up to three (3) months following the Closing, with interest to be paid on any such deferred amounts at the rate of 8% per annum; (i) from March 31, 1998 to the Effective Time, there shall not have been any Material Adverse Change in the business, operations, results of operations, assets, liabilities, investments, properties, condition (financial or otherwise), affairs, prospects or other attributes of the Company or CFSLA, taken as a whole (the term "Material Adverse Change" means with respect to the Company, any change that (i) is material and adverse to the business, operations, results of operations, assets, liabilities, investments, properties, condition (financial or otherwise), affairs, prospects or other attributes of the Company, or (ii) materially impairs the ability of the Company to perform its obligations under the Merger Agreement or consummate the Merger; provided, however, that Material Adverse Change shall not be deemed to include the impact of (x) changes in banking and similar laws, (y) changes in generally accepted accounting principles or regulatory requirements applicable to banks and savings institutions and their holding companies generally; or (z) circumstances affecting banks and savings institutions and their holding companies generally);
(j) FBOP Acquisition shall have received evidence satisfactory to it that all Options and any other options or warrants for Common Stock have been canceled upon payment of the Cash Consideration Per Option; (k) FBOP shall have entered into the Transition Agreements with Mr. Walczak and Ms. Lewis; and (l) all Schedules required to be furnished by the Company under the Merger Agreement shall have been approved by FBOP.

TERMINATION

     The Merger Agreement may be terminated in certain circumstances, including the following (i) by mutual consent of the Company and FBOP Acquisition, (ii) by the Company if the conditions to the obligations of the Company to consummate the Merger have not been satisfied or waived; (iii) by FBOP Acquisition if the conditions to the obligations of FBOP Acquisition to consummate the Merger have not been satisfied or waived; or (iv) by either the Company or FBOP Acquisition if the mutual conditions to their respective obligations to effect the Merger have not been satisfied or waived. See" Conditions to Merger" above.

TERMINATION FEE

     The Merger Agreement provides that if the Company and FBOP Acquisition fail to consummate the Merger and the Company enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation, sale of assets or other similar transaction involving the Company or CFSLA within twelve months following the termination of the Merger, the Company will, upon execution of any such letter or agreement, promptly pay the Termination Fee of $11,000,000 to FBOP. The Termination Fee is not payable, however if the Merger Agreement is terminated by mutual consent or by the Company because a condition to the Company's obligation to consummate the Merger has not been satisfied or waived.

     This Termination Fee is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, the Termination Fee may have the effect of discouraging other persons from considering or proposing an acquisition of or merger with the Company.

EXPENSES

     The Merger Agreement provides that each party will bear its own expenses in connection with the Merger Agreement.

                         ADJOURNMENT OF SPECIAL MEETING

     Under certain circumstances, the Company's management may determine at the time of the Special Meeting that it is in the best interest of the Company and its shareholders to adjourn the Special Meeting to a later date. For example, in the event that the number of shares present, in a person or by proxy, at the Special Meeting is insufficient to constitute a quorum or to approve the Merger Agreement, the Company might decide to adjourn the Special Meeting to permit further solicitation of proxies. The Company might also decide to adjourn the Special Meeting in the event that the parties determine that events occurring subsequent to the date of this Proxy Statement require the Company to furnish additional proxy soliciting information to its shareholders and to give the shareholders an opportunity to assimilate such information. If the Special Meeting is adjourned, no further notice of the time and place of the adjourned meeting is required to be given to the Company's shareholders other than an announcement of such time and place at the Special Meeting, provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting will be given.

     If the Special Meeting is postponed or adjourned, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

     In order to approve a proposal for adjournment of the Special Meeting, the number of the shares present at the Special Meeting, in person or by proxy, whether or not a quorum is present, and voted in favor of the proposal must exceed the number of shares voted against the proposal. In order to allow the Company's management to vote proxies received by the Company at the time of the Special Meeting in favor of such an adjournment, in the event that the Company determines, in its sole discretion, that such an adjournment is in the best interests of the Company and its shareholders, the Company has submitted the question of adjournment as a separate matter for the consideration and vote of the shareholders. The Board of Directors of the Company recommends that the shareholders vote FOR the proposal to adjourn the Special Meeting so that such proxies may be voted in favor of such adjournment under such circumstances.

                                  STOCK PRICES

     The Common Stock is included for quotation on the NASDAQ/NMS under the symbol "CBCI." On October 21, 1997 the Board of Directors declared a three-for-two common stock split, in the form of a 50% common stock dividend, which was distributed on November 17, 1997 to stockholders of record on November 3, 1997. The following table sets forth, for the periods indicated, the high and low prices per share (restated for the stock split) of the Common Stock as reported by NASDAQ/NMS. No cash dividends were declared during the periods shown.

                                                                 HIGH      LOW
                                                                ------    ------
  1995
  First Quarter.............................................    $17.83    $13.33
  Second Quarter............................................     18.17     17.67
  Third Quarter.............................................     18.67     17.67
  Fourth Quarter............................................     19.00     18.17
  1996
  First Quarter.............................................    $19.00    $18.33
  Second Quarter............................................     19.00     18.33
  Third Quarter.............................................     19.17     18.50
  Fourth Quarter............................................     22.67     18.83
  1997
  First Quarter.............................................    $24.83    $21.67
  Second Quarter............................................     26.50     22.83
  Third Quarter.............................................     31.58     24.83
  Fourth Quarter............................................     34.63     31.00
  1998
  First Quarter.............................................    $39.00    $33.00
  Second Quarter............................................     38.25     33.00
  Third Quarter.............................................     35.56     26.00
  Fourth Quarter............................................     30.44     26.63

     On September 9, 1998, the last trading day before the announcement of the execution of the Merger Agreement, the closing price for the Common Stock as reported on the NASDAQ/NMS was $26.50 per share.

     On February 26, 1999 (the last practicable date prior to the mailing of this Proxy Statement), the closing price for the Common Stock as reported by the NASDAQ/NMS was $26.94 per share.

     Calumet shareholders are advised to obtain current market quotations for the Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

FIVE PERCENT SHAREHOLDERS

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership with the Company and with the Commission, in accordance with Exchange Act. The following table sets forth information regarding shares of Common Stock of the Company as of December 31, 1998 known to be beneficially owned by persons who own more than 5% of the Common Stock outstanding, based on the most recent reports filed with the Company and the Commission.

NAME AND ADDRESS OF                                       AMOUNT AND NATURE OF
BENEFICIAL OWNER                                          BENEFICIAL OWNERSHIP    PERCENT OF CLASS (A)
-------------------                                       --------------------    --------------------
Calumet Federal Savings & Loan
  Association of Chicago
  Employee Stock Ownership Plan and Trust
  1350 East Sibley Boulevard
  Dolton, Illinois 60419..............................         237,366(b)                 7.5%
Thaddeus Walczak
  38 East Road
  Chesterton, Indiana 46304...........................         391,365(c)                12.4%
Carole J. Lewis
  38 East Road
  Chesterton, Indiana 46304...........................         304,597(d)                 9.7%
John Hancock Advisors, Inc.
  101 Huntington Avenue
  Boston, Massachusetts 02199.........................         207,000(e)                 6.6%

---------------

(a) The total number of shares of Common Stock outstanding on December 31, 1998 was 3,145,861.

(b) The trustee of the Calumet Federal Savings and Loan Association of Chicago Employee Stock Ownership Plan and Trust, LaSalle National Bank, Chicago, Illinois, shares voting and dispositive power over 237,366 allocated shares of common stock held in the Trust. Allocated shares will be voted by the ESOP trustee in accordance with the instructions of participating employees.

(c) The number of shares owned by Mr. Walczak, an Officer and Director of the Company, include 161,310 shares of the Common Stock of the Company which may be acquired pursuant to presently exercisable options.

(d) The number of shares owned by Ms. Lewis, an Officer and Director of the Company, includes 99,368 shares of Common Stock of the Company which may be acquired pursuant to presently exercisable options.

(e) Based on information filed in a Schedule 13G by John Hancock Advisers, Inc. on January 29, 1998.

DIRECTORS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Common Stock as of December 31, 1998 by each director and named executive officer of the Company and by all directors and named executive officers of the Company as a group.

                                                                         AMOUNT AND NATURE
                                                                           OF BENEFICIAL
                                                                           OWNERSHIP OF       PERCENT OF
NAME                                        POSITION WITH COMPANY          COMMON STOCK        CLASS(1)
----                                     ----------------------------    -----------------    ----------
Thaddeus Walczak(2)....................  Chairman of the Board, Chief          391,365           12.4%
                                         Executive Officer
Carole J. Lewis(3).....................  President, Chief Operating            304,597            9.7%
                                         Officer, Director
John Garlanger.........................  Senior Vice President &               105,566            3.4%
                                         Chief Financial Officer
Darryl Erlandson(3)....................  Vice President &                       13,168            0.4%
                                         Director
Tytus R. Bulicz........................  Director                                1,753            0.1%
Louise Czarobski.......................  Director                               18,848            0.6%
William A. McCann......................  Director                               54,706            1.7%
Dr. Henry J. Urban(2)..................  Director                               43,527            1.4%
All directors and executive officers as a group (14 persons)                 1,099,582           35.0%

---------------

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has shared voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and investment power. This table also includes 379,971 shares of Common Stock subject to outstanding options which are exercisable within sixty days from March 10, 1999.

(2) Thaddeus Walczak is a first cousin to Dr. Henry J. Urban.

(3) Darryl Erlandson is the son-in-law of Carole J. Lewis.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Crowe, Chizek and Company, LLP. Crowe, Chizek and Company, LLP were appointed to serve at the Company's independent accountants for 1998. Representatives of Crowe, Chizek and Company, LLP are expected to be present at the Special Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     It is possible that the Company's next Annual Meeting of Shareholders will be held prior to consummation of the Merger. The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than thirty-one (31) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the shareholder's name and address, as it appears on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be furnished. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1999 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Commission in effect at the time such proposal is received.

                     INCORPORATION OF CERTAIN DOCUMENTS BY
                       REFERENCE; ADDITIONAL INFORMATION

     The following documents filed with the Commission by the Company (File No. 0-19829) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended September 23, 1998 on Form 10-K/A.

     2.    The Company's Current Report on Form 8-K dated September 9, 1998.

     3. The Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998, the six months ended June 30, 1998, and the nine months ended September 30, 1998.

     4.    The Company's Current Report on Form 8-K dated November 23, 1998.

     5.    The Company's Current Report on Form 8-K dated January 27, 1999.

     Any statement contained in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1997, the amendment thereto on form 10-K/A dated September 23, 1998, and the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 accompany this Proxy Statement.

     This Proxy Statement incorporates documents by reference which are not present herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request to the Secretary of the Company, Susan M. Linkus, 1350 E. Sibley Boulevard, Dolton, Illinois 60419 (telephone no. (708) 841-9010). In order to ensure timely delivery of the documents, requests should be received by April 2, 1999.

                                  APPENDIX "A"

          AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 9, 1998
                  AMONG THE COMPANY, FBOP AND FBOP ACQUISITION

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG

                             CALUMET BANCORP, INC.
                                FBOP CORPORATION
                                      AND

                            FBOP ACQUISITION COMPANY

                            AS OF SEPTEMBER 9, 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ARTICLE I...................................................      2
 MERGER.....................................................      2
 (a)  Merger................................................      2
 (b)  Effective Time........................................      2
 (c)  Effects of the Merger.................................      2
 (d)  Prior Approvals.......................................      2
 (e)  Certificate of Incorporation..........................      2
 (f)  Bylaws................................................      2
 (g)  Directors and Officers................................      2
 (h)  Additional Actions....................................      2
 (i)   Conversion of Shares.................................      3
 (j)   Total Merger Consideration...........................      4
 (k)  Surrender of Shares...................................      4
 (l)   Designation of Paying Agent; Investment of Funds.....      4
 (m) Transmittal Materials..................................      4
 (n)  Dissenting Shares.....................................      4
 (o)  Termination of Paying Agent's Duties..................      5
 (p)  Closing of Holding Company's Transfer Books...........      5
 (q)  Employee Stock Options; Restricted Stock..............      5
ARTICLE II..................................................      5
 REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY..........      5
 (a)  Organization and Standing of Holding Company..........      5
 (b)  Organization and Standing of Savings Institution......      5
 (c)  Holding Company Subsidiaries..........................      6
 (d)  Capitalization........................................      6
 (e)  Authorization.........................................      6
 (f)  Certificates of Incorporation and Bylaws..............      7
 (g)  Consents and Approvals................................      7
 (h)  Defaults and Conflicts................................      7
 (i)   SEC Reports; Financial Statements....................      7
 (j)   Regulatory Reports...................................      8
 (k)  Changes Since March 31, 1998..........................      8
 (l)   Properties...........................................      8
       (i)   Real Estate and Mortgages......................      8
       (ii)  Investments....................................      9
       (iii) Title to Property; Zoning......................      9
 (m) Environmental Laws.....................................      9
 (n)  Proprietary Rights....................................      9
 (o)  Agreements............................................      9
 (p)  Litigation; Claims....................................     10
 (q)  Compliance with Laws..................................     10
 (r)  Taxes.................................................     10
 (s)  Related Party Transactions............................     11

                                                                PAGE
                                                                ----
 (t)  Employee Benefit Plans................................     11
 (u)  Insurance.............................................     12
 (v)  Regulatory Filings....................................     12
 (w)  Deposits..............................................     13
 (x)  Loans.................................................     13
 (y)  Reserves..............................................     14
 (z)  Agreements with Regulatory Agencies...................     14
 (aa) Information for Regulatory Approvals..................     14
 (ab) Governmental Notices..................................     14
 (ac) SEC Filings...........................................     14
 (ad) Finders and Investment Bankers........................     14
 (ae) Third Party Discussions...............................     15
 (af) Disclosure............................................     15
 (ag) Year 2000.............................................     15
 (ah) Bonuses; Accrued Vacation.............................     15
 (ai) Change in Control Payments............................     15
ARTICLE III.................................................     15
 REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND FBOP.....     15
 (a)  Organization of Acquisition and FBOP..................     15
 (b)  Authorization.........................................     15
 (c)  Consents and Approvals................................     16
 (d)  Defaults and Conflicts................................     16
 (e)  SEC Filings...........................................     16
 (f)  Funds Available.......................................     16
 (g)  Finders and Investment Bankers........................     16
 (h)  Governmental Notices..................................     16
 (i)   Articles; Bylaws.....................................     16
 (j)   Access to Certain Information........................     16
ARTICLE IV..................................................     16
 RIGHT TO INVESTIGATE.......................................     16
ARTICLE V...................................................     17
 COVENANTS OF HOLDING COMPANY...............................     17
 (a)  Operation in Ordinary Course..........................     17
 (b)  Exclusivity...........................................     19
 (c)  Stockholder Meeting...................................     20
 (d)  Consents..............................................     20
 (e)  Reports...............................................     20
 (f)  Notice................................................     20
 (g)  Regulatory Matters....................................     20
 (h)  Schedules.............................................     21
 (i)   Supplemental Information.............................     21
 (j)   Cooperation..........................................     21
 (k)  Conditions Precedent..................................     21
 (l)   Best Efforts.........................................     21

                                                                PAGE
                                                                ----
ARTICLE VI..................................................     21
 COVENANTS OF ACQUISITION AND FBOP..........................     21
 (a)  Consents..............................................     21
 (b)  Cooperation...........................................     21
 (c)  Conditions Precedent..................................     21
 (d)  Best Efforts..........................................     21
 (e)  Prompt Loan Review....................................     21
ARTICLE VII.................................................     22
 CONDITIONS TO THE OBLIGATIONS OF ACQUISITION...............     22
 (a)  Validity of Representation and Warranties.............     22
 (b)  Consents..............................................     22
 (c)  Compliance with Covenants.............................     22
 (d)  Opinion of Counsel....................................     22
 (e)  Approval of Holding Company Stockholders..............     22
 (f)  Dissenting Holding Company Shares.....................     22
 (g)  Resignations..........................................     22
 (h)  Employment Matters....................................     22
 (i)   Adverse Changes......................................     22
 (j)   Effective Time.......................................     22
 (k)  Stock Option Plans and Incentive Plans; Options.......     22
 (l)   Transition Agreement.................................     22
ARTICLE VIII................................................     23
 CONDITIONS TO THE OBLIGATIONS OF HOLDING COMPANY...........     23
 (a)  Validity of Representations and Warranties............     23
 (b)  Consents..............................................     23
 (c)  Compliance with Covenants.............................     23
 (d)  Opinion of Counsel....................................     23
 (e)  Fairness Opinion......................................     23
 (f)  Effective Time........................................     23
 (g)  Funds to Paying Agent.................................     23
ARTICLE IX..................................................     23
 CONDITIONS APPLICABLE TO ACQUISITION, FBOP AND HOLDING
   COMPANY..................................................     23
 (a)  Governmental Approvals................................     23
 (b)  Injunction............................................     23
ARTICLE X...................................................     24
 CLOSING AND CLOSING DOCUMENTS..............................     24
 (a)  Closing...............................................     24
 (b)  Holding Company Closing Documents.....................     24
 (c)  Acquisition Closing Documents.........................     24
ARTICLE XI..................................................     24
 TERMINATION AND TERMINATION FEE............................     24
 (a)  Termination...........................................     24
 (b)  Termination Fee.......................................     25
 (c)  Survival of Rights....................................     25
ARTICLE XII.................................................     25
 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS......     25

                                                                PAGE
                                                                ----
ARTICLE XIII................................................     25
 MISCELLANEOUS..............................................     25
 (a)  Payment of Expenses...................................     25
 (b)  Entire Agreement......................................     25
 (c)  Modifications, Amendments and Waivers.................     25
 (d)  Assignment............................................     25
 (e)  Schedules.............................................     25
 (f)  Press Releases........................................     26
 (g)  Notices...............................................     26
 (h)  Attorneys' Fees.......................................     26

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 9th day of September 1998, by and among Calumet Bancorp, Inc., a savings institution holding company organized under the laws of the State of Delaware (the "Holding Company"), FBOP Corporation, a bank holding company organized under the laws of the State of Illinois ("FBOP") and FBOP Acquisition Company, a corporation organized under the laws of the State of Delaware ("Acquisition"). Holding Company and Acquisition are sometimes referred to herein as the "Constituent Corporations."

                                  WITNESSETH:

     WHEREAS, Acquisition is a wholly-owned subsidiary of FBOP; and

     WHEREAS, the parties desire that Holding Company be acquired by Acquisition through the merger of Acquisition with and into Holding Company upon the terms and conditions contained herein and in accordance with applicable laws (the "Merger"); and

     WHEREAS, the Board of Directors of Holding Company deems the Merger to be advisable and in the best interests of Holding Company and its stockholders and has adopted resolutions approving this Agreement and directing that this Agreement be submitted for consideration at a meeting of its stockholders; and

     WHEREAS, the Boards of Directors of FBOP and Acquisition deem the Merger to be advisable and in the best interests of their respective stockholders and each has adopted resolutions approving this Agreement; and

     WHEREAS, as soon as practicable after the execution and delivery of this Agreement, Calumet Federal Savings and Loan Association of Chicago, a federally-chartered stock savings institution and wholly-owned subsidiary of Holding Company (the "Savings Institution") and Regency Savings Bank, F.S.B., a federally-chartered stock savings institution and wholly-owned subsidiary of FBOP ("RSB," and sometimes referred to herein as the "Surviving Bank"), will enter into a Bank Agreement and Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Bank Merger"), of Savings Institution with and into RSB, with the Bank Merger to be consummated immediately following the consummation of the Merger (the Merger and the Bank Merger and the transactions contemplated thereby are referred to herein as the "Transaction"); and WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquisition's willingness to enter into this Agreement, certain holders (Thaddeus Walczak and Carole J. Lewis) of shares of common stock, $0.01 par value per share, of Holding Company (the "Common Stock") are granting Acquisition irrevocable proxies, in the form attached hereto as Exhibit A (the "Proxies"), to vote such shares of Common Stock;

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained and in the Proxies, for the purpose of prescribing the terms and conditions of the Merger, the manner of converting the Common Stock of Holding Company into cash, and such other details and provisions as are deemed desirable in connection with the Merger, the parties, intending to be bound, hereby agree as follows:

                                   ARTICLE I

                                     MERGER

     (a) MERGER. In accordance with the provisions of this Agreement and the Delaware General Corporation Law ("DGCL"), at the Effective Time (as herein defined), Acquisition shall be merged with and into Holding Company and the separate existence of Acquisition thereupon shall cease. Following the Merger, Holding Company shall continue as the surviving corporation ("Surviving Corporation"). At Acquisition's option, the Merger may be structured so that Holding Company merges into another direct or indirect wholly-owned subsidiary of FBOP (such entity, if any, to be included in the definition of "Acquisition"); provided, however, that Acquisition shall assign to such entity, and such entity shall assume, all rights and obligations of Acquisition under this Agreement.

     (b) EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article X, the parties hereto will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

     (c) EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchise of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

     (d) PRIOR APPROVALS. The parties hereto acknowledge that the requisite approvals for the Transaction must be received from or notices must be given to certain federal governmental bodies and agencies including, but not limited to:
(i) the Office of Thrift Supervision of the Department of the Treasury (the "OTS"); (ii) the Federal Deposit Insurance Corporation (the "FDIC"); (iii) the Board of Governors of the Federal Reserve System ("Federal Reserve Board"); and
(iv) any other regulatory authorities having jurisdiction, which approvals or notices shall be in form and substance acceptable to FBOP and Acquisition in their sole discretion, reasonably exercised, and not contain conditions that, individually or in the aggregate could likely have or lead to a Material Adverse Effect (as hereinafter defined) on FBOP, RSB or Acquisition (collectively, the governmental bodies and agencies referred to in items (i)-(iv) above are referred to herein as the "Applicable Governmental Authorities").

     (e) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Holding Company in effect at the time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided thereunder and in the DGCL.

     (f) BYLAWS. The Bylaws of Holding Company in effect at the time of the Merger shall be the Bylaws of the Surviving Corporation until altered, amended or repealed, as provided thereunder and in the Certificate of Incorporation and the DGCL.

     (g) DIRECTORS AND OFFICERS. The directors and officers of Acquisition at the time of the Merger shall be the directors and officers of the Surviving Corporation, in each case to serve, in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors shall have been elected and shall qualify. If at the Effective Time a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the Bylaws of the Surviving Corporation.

     (h) ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to best perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Acquisition acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Holding Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation are fully authorized in the name of Holding Company or otherwise to take any and all such actions.

     (i) CONVERSION OF SHARES. The manner and basis of converting and exchanging the shares of Holding Company Common Stock, and the manner and basis of making distributions, if any, to stockholders of Holding Company, shall be as follows:

             (i) Each share of Common Stock of Holding Company which is issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined below) shall, by virtue of the Merger and without any action on the part of the holder thereof, at and after the Effective Time be converted into the right to receive the "Per Share Merger Consideration."

             "Per Share Merger Consideration" shall be equal to:

Aggregate                plus        Aggregate               minus        Expenses
Merger                               Strike Price
Consideration                        of Options
                                          divided by
outstanding shares of    plus        aggregate shares of
Common Stock                         Common Stock
                                     subject to Options

where,

      Aggregate Merger             $111,600,000 (subject to adjustment as set forth in subpart
      Consideration     =          (j) below).
      Expenses          =          All third party fees and expenses incurred by Holding
                                   Company and Savings Institution since July 1, 1998 in
                                   connection with the Transaction, including finders' and
                                   brokers' fees, expenses for directors' and officers' tail
                                   coverage, legal expenses and filing and printing fees.
      Aggregate Strike             The sum of the exercise price of each outstanding Option
      Price of Options  =          (defined below).

             (ii) At the Effective Time, Acquisition shall pay or cause to be paid to each of the persons listed on Schedule 1(q) hereto, with respect to the outstanding options for Holding Company Common Stock (without regard to the expiration date thereof) (collectively, the "Options") set forth opposite such person's name therein, an amount per share of Common Stock subject to an Option equal to the excess of the Per Share Merger Consideration over the exercise price per share of such Option, as set forth on Schedule 1(q) (the "Cash Consideration Per Option"). Concurrently with the payment of the Cash Consideration Per Option, each holder of an Option shall deliver to Acquisition evidence satisfactory to Acquisition of the cancellation of such Option. At the Effective Time, each Option shall be canceled and retired and shall cease to exist and shall be deemed to represent only the right to receive the Cash Consideration Per Option. Payment of the Cash Consideration Per Option in accordance with this Article I(i)(ii) shall be deemed to be full satisfaction of all rights pertaining to the Options. All amounts payable under this Article I(i)(ii) shall be subject to any required withholding of taxes and shall be paid without interest.

             (iii) Each share of Holding Company Common Stock, if any, which is issued and held in the treasury of Holding Company, shall, by virtue of the Merger, at the Effective Time, be retired and canceled, and no cash or other consideration shall be issued with respect thereto.

             (iv) Each share of common stock, par value $1.00 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one share of common stock, $0.01 par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

     (j) TOTAL MERGER CONSIDERATION. Notwithstanding the preceding subparts of this Article, except to the extent payments made to holders of Dissenting Shares exceed the Per Share Merger Consideration, in no event shall the total cash consideration paid by Acquisition hereunder (the "Aggregate Merger Consideration") exceed $111,600,000. To the extent that any of the Options are exercised prior to the Closing, the Aggregate Merger Consideration shall be increased by an amount equal to the exercise price of such Options.

     (k) SURRENDER OF SHARES. As promptly as practicable after the Effective Time, each holder of shares of Holding Company Common Stock shall, upon presentation and surrender of the certificate or certificates therefor to the Paying Agent (as defined below) for cancellation in accordance with the transmittal materials described below, be entitled to receive in exchange therefor a check or checks payable to such person representing the payment of cash into which such holder's shares of Holding Company Common Stock have been converted at the Effective Time. Each certificate which represented issued and outstanding shares of Holding Company Common Stock immediately prior to the Effective Time shall be deemed canceled at the Effective Time and shall represent only the right to receive cash for each share represented by such certificate. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the funds to be received in the Merger.

     (l) DESIGNATION OF PAYING AGENT; INVESTMENT OF FUNDS. Harris Trust and Savings Bank shall act as paying agent hereunder ("Paying Agent"), and Acquisition and FBOP shall make available to Paying Agent at the Effective Time
(i) an amount in cash equal to the product of the Per Share Merger Consideration times the number of shares of Holding Company Common Stock outstanding immediately prior to the Effective Time, which shall not include the number of shares of Holding Company Common Stock held in Holding Company's treasury, less the number of Holding Company Dissenting Shares whose holders have complied with the provisions of Section 262 of the DGCL as described in subpart (n) below at or prior to the Effective Time and less any shares owned by Acquisition or any other subsidiary or affiliate of Acquisition, and (ii) an amount in cash equal to the aggregate Cash Consideration Per Option. The cash deposited with the Paying Agent shall be invested by the Paying Agent as directed by Acquisition.

     (m) TRANSMITTAL MATERIALS. As promptly as practicable after the Effective Time, but in any event within three business days following the Effective Time, Acquisition shall send or cause to be sent to each former holder of record of shares of Holding Company Common Stock transmittal materials for use in surrendering their certificate or certificates in exchange for cash. The letter of transmittal will contain instructions with respect to the surrender of such certificates. Acquisition shall instruct record date holders of Holding Company Common Stock who hold such shares for the account of others to provide the respective beneficial holders of such shares instructions with respect to the surrender of their shares.

     (n) DISSENTING SHARES. Each outstanding share of Holding Company Common Stock as to which a proper written objection to the Merger is filed in accordance with Section 262 of the DGCL and which is not voted in favor of the Merger shall not be converted into or represent a right to receive cash hereunder unless and until the holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal of and payment for such shares of Common Stock under Section 262 of the DGCL, at which time such shares of Common Stock shall be converted into a right to receive cash in the same manner and subject to the same conditions as provided for other outstanding shares of Common Stock in this Article. All such shares of Holding Company Common Stock as to which such a written objection is so filed and which are not voted in favor of the Merger, except any such shares of Holding Company Common Stock the holder of which shall have effectively withdrawn or lost his or her right to appraisal of and payment for such shares of Common Stock under the DGCL are herein called "Dissenting Shares" and each holder is herein called a "Dissenting

Shareholder." Holding Company shall give Acquisition prompt notice upon receipt by Holding Company of any such written objection to the Merger. Holding Company agrees that prior to the Effective Time it will not, except with the prior written consent of Acquisition, voluntarily make any payment with respect to, or settle or offer to settle, any such objection. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of the DGCL, to payment for the fair cash value of his or her shares of Holding Company Common Stock shall receive payment therefor from Acquisition as the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions), and such shares of Common Stock shall be retired and canceled.

     (o) TERMINATION OF PAYING AGENT'S DUTIES. Promptly following the date which is twelve months after the Effective Time, the Paying Agent shall deliver to FBOP all cash and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing shares of Holding Company Common Stock who has not previously surrendered such certificate may surrender such certificate to FBOP and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefore the Per Share Merger Consideration for each share of Holding Company Common Stock represented by such certificate.

     (p) CLOSING OF HOLDING COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer records of Holding Company shall be closed and no transfer of shares of Holding Company Common Stock shall thereafter be made.

     (q) EMPLOYEE STOCK OPTIONS; RESTRICTED STOCK. Schedule 1(q) hereto contains an accurate and complete list of all outstanding options and restricted stock awards, including the name of the grantee, date of grant, number of shares and exercise price.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY

     Holding Company represents and warrants to Acquisition and FBOP as follows:

     (a) ORGANIZATION AND STANDING OF HOLDING COMPANY. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on Holding Company and the Subsidiaries (defined below), taken as a whole. Holding Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), and the regulations issued thereunder. The Certificate of Incorporation and Bylaws of Holding Company, copies of which have previously been made available to Acquisition, are true and complete copies of such documents as in effect as of the date of this Agreement.

     As used in this Agreement, the term "Material Adverse Effect" or "Material Adverse Change" means with respect to any person, any effect or change that (i) is material and adverse to the business, operations, results of operations, assets, liabilities, investments, properties, condition (financial or otherwise), affairs, prospects or other attributes of such person, or (ii) materially impairs the ability of such person to perform its obligations under this Agreement or consummate the Transaction; provided, however, that Material Adverse Effect and Material Adverse Change shall not be deemed to include the impact of (a) changes in banking and similar laws, or (b) changes in generally accepted accounting principles or regulatory requirements applicable to banks and savings institutions and their holding companies generally, or (c) circumstances affecting banks and savings institutions and their holding companies generally.

     (b) ORGANIZATION AND STANDING OF SAVINGS INSTITUTION. Savings Institution is a federally-chartered stock savings and loan association, duly organized, validly existing, and in good standing under the laws of the

United States of America, and Savings Institution has the requisite corporate power and authority to enter into the Bank Merger. Savings Institution is duly authorized to conduct a savings and loan business, is a member of the Federal Home Loan Bank of Chicago, and is duly authorized to operate each of its offices, including branch offices (collectively, the main office and each branch location are referred to herein as the "Branches"). Savings Institution is a wholly-owned subsidiary of Holding Company.

     (c) HOLDING COMPANY SUBSIDIARIES. Schedule 2(c) hereto sets forth a list of all of Holding Company's direct and indirect subsidiaries (hereinafter separately called a "Subsidiary" and collectively called the "Subsidiaries"). The Schedule sets forth the authorized capital stock, the number of shares duly issued and outstanding, the number so owned by each shareholder of the Subsidiary and the jurisdiction of incorporation of each Subsidiary. The shares of capital stock of the Subsidiaries are validly issued, fully paid and non-assessable (subject to statutory obligations of holders, if any), and are owned free and clear of any liens, claims, charges or encumbrances. Except as disclosed on such Schedule, neither Holding Company nor any of the Subsidiaries has any investment in any subsidiary or any investment in any partnership, joint venture, limited liability company or similar entity, all of which investments are owned free and clear of any liens, claims, charges or encumbrances except as disclosed thereon. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own or lease its properties and carry on its business as now being conducted. Each of the Subsidiaries is duly qualified or otherwise authorized to transact business as a foreign corporation and is in good standing in every jurisdiction in which such qualification or authorization is required by law to carry on its business as now being conducted, except where the failure so to qualify or to be authorized would not have a Material Adverse Effect on the assets, properties, business or financial condition of Holding Company and the Subsidiaries, taken as a whole. Schedule 2(c) sets forth a true and correct description of the activities of each of the Subsidiaries. No certificate of authority identified in such Schedule has been revoked, restricted, suspended, limited or modified nor is any certificate of authority the subject of, nor to the knowledge of Holding Company is there a basis for, a proceeding for revocation, restriction, suspension, limitation or modification.

     (d) CAPITALIZATION. The authorized capital stock of Holding Company consists of 2,000,000 shares of Preferred Stock, $0.01 par value per share, none of which has been issued, and 8,400,000 shares of Common Stock, par value $0.01 per share, of which 3,145,861 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Holding Company Common Stock have been validly issued and are fully paid and non-assessable (subject to statutory obligations of holders, if any) and free of preemptive rights. As of the date hereof, 405,103 shares of Holding Company Common Stock were reserved for issuance upon exercise of outstanding Holding Company stock options granted pursuant to Calumet Bancorp, Inc. 1991 Stock Option Plan. Except for the options and shares specified above and as reflected in Schedule 2(d), there is no contract, understanding, restriction or agreement, including any voting trust or other agreement or understanding with respect to the voting of any of the capital stock of Holding Company, or any convertible, exchangeable or exercisable security, option, warrant, call, or commitment on the part of Holding Company of any character relating to issued or unissued shares of the capital stock of Holding Company.

     (e) AUTHORIZATION. The Board of Directors of Savings Institution has adopted resolutions approving the Bank Merger Agreement and the Transaction and has authorized the execution and delivery of the Bank Merger Agreement. The Board of Directors of Holding Company has adopted resolutions approving the Agreement and the Transaction and has authorized the execution and delivery of the Agreement and has directed by resolution that the Agreement be submitted to a vote of the holders of shares of Holding Company Common Stock taken at a meeting called for the purpose of considering and acting upon this Agreement. Holding Company has full power and authority to enter into this Agreement and, upon appropriate consent of its stockholders in accordance with law, subject to obtaining all required regulatory approvals, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holding Company and constitutes the valid and legally binding obligation of Holding Company, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity.

     (f) CERTIFICATES OF INCORPORATION AND BYLAWS. Holding Company has delivered to FBOP true and complete copies of its and each of the Subsidiaries' Certificates of Incorporation and Bylaws as in effect as of the date hereof, and in the case of Savings Institution, has delivered true and complete copies of Savings Institution's Federal Stock Charter and Bylaws.

     (g) CONSENTS AND APPROVALS. Except for the consents and approvals of the Applicable Governmental Authorities, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Holding Company of the transactions contemplated by this Agreement and the Bank Merger Agreement.

     (h) DEFAULTS AND CONFLICTS. Neither Holding Company, Savings Institution or any other Subsidiary is or immediately prior to the Effective Time will be in conflict with or default under its Certificate of Incorporation (or similar organizational document) or Bylaws, or in default under any indenture or under any material agreement or other material instrument to which it is a party or by which it or any of its properties is bound or to which it is subject. Subject to the receipt of all consents and approvals contemplated by this Agreement, neither the execution and delivery of this Agreement, the consummation of the Transaction nor the fulfillment of and compliance with the terms and provisions hereof, will (i) violate any judicial, administrative or arbitral order, writ, award, judgment, injunction or decree involving Holding Company, Savings Institution or any other Subsidiary, (ii) conflict with the terms, conditions or provisions of the charter or Bylaws of Holding Company, Savings Institution or any other Subsidiary, (iii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any material agreement or other material instrument to which Holding Company, Savings Institution or any other Subsidiary is a party or by which Holding Company, Savings Institution or any other Subsidiary is bound, (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of Holding Company, Savings Institution or any other Subsidiary under any such agreement or instrument, or (v) terminate or give any party thereto the right to terminate any such indenture, agreement or instrument. Except as disclosed in Schedule 2(h) hereto, no consent of any third party to any indenture or any material agreement or other material instrument to which Holding Company, Savings Institution or any other Subsidiary is a party is required in connection with the Transaction. Holding Company agrees that prior to the Effective Time it will use its best efforts to obtain all required consents to the Transaction of parties to any such indenture, agreement, or other instrument which is material to the business.

     (i) SEC REPORTS; FINANCIAL STATEMENTS. Holding Company has filed all required forms, reports, registration statements and documents with the Securities and Exchange Commission (the "SEC"), since December 31, 1993 (collectively, the "SEC Reports"), each of which, as of its respective date, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Holding Company included in its Annual Report on Form 10-K for the years ended December 31, 1995, 1996 and 1997, and the unaudited consolidated interim financial statements included in its Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, fairly present in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of Holding Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders' equity, and cash flows for the periods then ended (in the case of any unaudited interim financial statements, subject to (i) normal year-end adjustments and (ii) standard limitations on the application of generally accepted accounting principles).

     Except as and to the extent reflected in the interim consolidated statement of financial position of Holding Company and the Subsidiaries as of June 30, 1998, and notes thereto (the "June 30, 1998 Balance Sheet") or in Schedule 2(i) hereto, neither Holding Company nor any Subsidiary had, as of June 30, 1998, any liability or obligation (absolute, contingent or otherwise) except for contractual liabilities arising in the ordinary course which are not required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles. Except as and to the extent disclosed in
Schedule 2(i) hereto, neither Holding Company nor any Subsidiary has incurred any liability or obligation (absolute, contingent or otherwise) since June 30, 1998 other than in the ordinary course of business.

     (j) REGULATORY REPORTS. Holding Company and Savings Institution each has filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with the OTS, the FDIC, the Federal Home Loan Bank, and any other governmental agency or authority with jurisdiction over Holding Company or Savings Institution and each such report, notice and other statement, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed. Holding Company has furnished to FBOP or Acquisition copies of all regulatory filings (and all related correspondence) for Holding Company and Savings Institution for the years ended December 31, 1995, 1996 and 1997 and the quarters ended March 31, 1998 and June 30, 1998, as filed with the OTS (the "Regulatory Reports"). The Regulatory Reports, including, without limitation, the provisions made therein for investments and the valuation thereof, and loan loss reserves, together with the notes thereto, fairly present the financial position, assets, liabilities, change in financial position, surplus and other funds of Holding Company and Savings Institution as of the dates thereof and the results of its operations for the periods indicated in conformity with regulatory accounting principles prescribed or permitted by law or the rules and regulations of OTS, applied on a consistent basis with prior periods, except as set forth therein. Each such Regulatory Report was in compliance with applicable law and correct in every material respect when filed and there were no material omissions therefrom. Except for liabilities and obligations disclosed or provided for in the Regulatory Reports, Savings Institution did not have, as of the respective dates of each such Regulatory Reports, any liabilities or obligations (whether absolute or contingent and whether due or to become due) except for contractual liabilities arising in the ordinary course which are not required to be reflected in regulatory financial statements. All books of account of Savings Institution and each other Subsidiary fully and fairly disclose all the transactions, properties, assets, investments, liabilities and obligations of Savings Institution or the respective Subsidiary and all such books of account are in the possession of Savings Institution or the respective Subsidiary and are true and complete in all material respects.

     (k) CHANGES SINCE MARCH 31, 1998. Except as disclosed in Schedule 2(k)hereto, since March 31, 1998 there has been no Material Adverse Change in the assets, properties, business, financial condition or results of operations of Holding Company and its Subsidiaries, taken as a whole; and neither Holding Company, Savings Institution nor any other Subsidiary has, since March 31, 1998
(i) made any change in its authorized capital stock, (ii) issued any stock options, warrants or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) paid any stock dividend or made any reclassification in respect of its outstanding shares of capital stock, (iv) issued, transferred, sold or delivered any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), (v) purchased or otherwise acquired for consideration any outstanding shares of its capital stock, (vi) disposed of a material portion of its assets, properties or business other than in the ordinary course of business, or (vii) authorized or made any distribution to Holding Company's stockholders of any assets of Holding Company, Savings Institution or any other Subsidiary, by way of cash dividends or otherwise.

     (l) PROPERTIES.

             (i) REAL ESTATE AND MORTGAGES. Schedule 2(l)(i) hereto sets forth a list and summary description of (a) all real property owned by Holding Company or any Subsidiary and all buildings and other structures located on such real property, (b) all leases, subleases or other agreements under which Holding Company or any Subsidiary is the lessor or lessee of any real property, (c) all unexpired options held by Holding Company or any Subsidiary or contractual obligations on its part to purchase or acquire any interest in real property, (d) all unexpired options granted by Holding Company or any Subsidiary or contractual obligations on its part to sell or dispose of any interest in real property, and (e) all mortgages held by Holding Company or any Subsidiary (other than as investment securities), identifying all such mortgages, if any, for which deficiency notices have been issued or that are otherwise not current. Except as disclosed in Schedule 2(l)(i) hereto as of the date hereof such leases, subleases, options and other agreements are in full force and effect and neither Holding Company nor any Subsidiary has received any notice of any material default thereunder.

             (ii) INVESTMENTS. The common stock, preferred stock, bonds, and other investments owned by Holding Company or any Subsidiary as of the date hereof are evidenced by appropriate written instruments and certificates (except where in non-certificated form), and to the best knowledge of Holding Company after due inquiry, are valid and genuine in all material respects and enforceable in accordance with their terms against all persons against whom they purport to create an obligation, subject to bankruptcy, receivership, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. All such bonds, stocks, and other investments conform in all material respects to the requirements of applicable laws and regulations. Except as disclosed in Schedule 2(l)(ii) hereto, none of such investments is in default on the payment of principal, interest or other required distributions.

             (iii) TITLE TO PROPERTY; ZONING. Except as disclosed in Schedule 2(l)(iii) hereto, Holding Company and each Subsidiary has good and marketable title to all real properties reflected in Section 2(l)(i) and good and marketable title to all other assets and properties shown as owned by it on Holding Company's June 30, 1998 Balance Sheet or acquired since that date (except properties disposed of in the ordinary course of business subsequent to said date), in each case free of all mortgages, liens, security interests, charges and encumbrances of any nature whatsoever, other than liens for Taxes (as defined below) not yet due and payable. All such real property complies in all material respects with all applicable private agreements, zoning requirements, Environmental Laws (defined below), and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the best knowledge of Holding Company, threatened with respect to the Real Property.

     (m) ENVIRONMENTAL LAWS. Except as disclosed in Schedule 2(m) hereto, and to the best knowledge of Holding Company after due inquiry, but without the requirement that Holding Company conduct a Phase I environmental review as part of its due inquiry, Holding Company and each Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable federal, state, and local laws, regulations and requirements currently in force relating to the protection of the environment ("Environmental Laws"). There is no pending or, to the best knowledge of Holding Company, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving Holding Company or any Subsidiary. There has not been and there is no condition existing with respect to the release, emission, discharge or presence of hazardous substances in connection with the business of Holding Company or any Subsidiary, which condition could subject Holding Company or any Subsidiary to any proceeding or remediation under such Environmental Laws or could otherwise have a Material Adverse Effect on the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary. Holding Company and each Subsidiary has received all approvals, consents, licenses, and permits with respect to environmental matters necessary to carry on its business substantially as currently conducted.

     (n) PROPRIETARY RIGHTS. Schedule 2(n) hereto discloses all the trademarks, trade names and service marks (and all registrations and applications with respect thereto) (collectively the "Proprietary Rights") used in the business of Holding Company or any Subsidiary. Except as otherwise disclosed in such Schedule, either Holding Company or one of the Subsidiaries owns or is duly authorized to use all of such Proprietary Rights. Such Proprietary Rights as used by Holding Company or a Subsidiary in its business do not violate or infringe upon the proprietary rights of any third party, and there is no claim, action, proceeding or investigation pending or, to the best of Holding Company's knowledge, threatened against Holding Company or any of the Subsidiaries with respect to any such Proprietary Rights.

     (o) AGREEMENTS. Except as set forth and described on Schedule 2(o) hereto, neither Holding Company nor any Subsidiary is a party to nor is Holding Company or any Subsidiary bound by any oral or written (i) contract for the employment of any officer or employee, or contract with a former officer or employee pursuant to which payments are required to be made at any time following the date hereof, or contract with any labor union or association representing any employee, (ii) stock ownership, profit-sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plan or agreement, (iii) mortgage, indenture, note or installment obligation the unpaid balance of which exceeds $25,000, or other instrument for or relating to any borrowing of money by Holding Company or any of the Subsidiaries, the unpaid balance of which exceeds $25,000, (iv) guaranty of any obligation for borrowings or otherwise which in the aggregate exceed $25,000, (v) agreement or arrangement for the sale or lease of any material amount of its assets or part of its business other than in the ordinary course of business or for the grant of preferential rights to purchase or lease any material amount of its assets or part of its business, (vi) agreement or arrangement obligating it to register any of its outstanding shares or other securities with the SEC, (vii) agreement or arrangement with any officer or director of Holding Company, any Subsidiary, or any other affiliate of Holding Company, or (viii) contract, agreement or other instrument which is material to the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary. True and correct copies of each such document described in (i) - (viii) have been provided to FBOP or Acquisition. All contracts, plans, mortgages, indentures, guaranties and other agreements disclosed in Schedule 2(o) hereto are in full force and effect as of the date hereof, and neither Holding Company nor any Subsidiary or any other party thereto is in default in any material respect as to any provision thereof and no event has occurred which with the passage of time or the taking of any action, or both, would constitute a default under any such contract agreement. No party thereto may terminate any of such agreements by reason of the transactions contemplated by this Agreement (other than change of control provisions in employment agreements).

     (p) LITIGATION; CLAIMS. Except as disclosed in Schedule 2(p) hereto, there are no actions, suits, claims, investigations or proceedings pending, settled since January 1, 1998, or to the best knowledge of Holding Company, threatened, against or affecting Holding Company or any Subsidiary or its properties or businesses, at law or in equity, or before any governmental or administrative body or agency or before any arbitrator (i) which involve a claim in excess of $50,000, or (ii) which alone or in the aggregate, could materially and adversely affect the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary or the ability of Holding Company or any Subsidiary to carry out the transactions contemplated in this Agreement. Holding Company is not aware of any facts that would reasonably afford a basis for any such actions, suits, claims, investigations or proceedings. Except as may be disclosed on such Schedule, there are no unresolved disputes under any contract to which Holding Company or any Subsidiary is a party or by which Holding Company or any Subsidiary is bound involving in the aggregate an amount in excess of $50,000. Neither Holding Company nor any Subsidiary is in default with respect to any order, writ, award, judgment, injunction or decree of any court, governmental or administrative body or agency, or arbitrator applicable to it which could have a Material Adverse Effect on the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary.

     (q) COMPLIANCE WITH LAWS. Holding Company and each of the Subsidiaries has complied with all laws, regulations, opinions, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) applicable to its businesses, including without limitation, the FDIC and OTS, except where the failure to have so complied would not, individually or in the aggregate, have a material adverse effect on the assets, properties, business, financial condition or results of operations of Holding Company or any Subsidiary. Except as disclosed in Schedule 2(q) hereto, neither Holding Company nor any Subsidiary has received any notification of any asserted failure by it to comply with any of such laws.

     (r) TAXES.

             (i) Except as disclosed in Schedule 2(r) hereto: (a) all Tax Returns (as defined below) required to be filed with the appropriate taxing authorities have been filed by or on behalf of Holding Company or any Subsidiary and all Taxes (as defined below) shown to be due on such Tax Returns have been paid or provided for in full; (b) there are no liens for Taxes upon the assets of Holding Company or any Subsidiaries except statutory liens for Taxes not yet due; (c) there are no outstanding deficiencies in respect of Taxes asserted or threatened or assessments of Taxes made or threatened, nor any administrative or judicial proceedings pending or threatened concerning Taxes, with respect to Holding Company or any Subsidiary and any deficiencies, assessments or proceedings shown in Holding Company Schedule are being contested in good faith through appropriate proceedings; (d) Holding Company has established on the financial statements described in Section 2(i) of this Agreement reserves and accruals adequate for the payment of all Taxes accruing with respect to or payable by Holding Company and each Subsidiary for all periods reflected therein; (e) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed with respect to Holding Company or any Subsidiary; and (f) Neither Holding Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not been filed.

             (ii) The appropriate income Tax Returns of Holding Company and each Subsidiary have been examined by (a) the Internal Revenue Service or the statute of limitations has expired for all periods up to and including December 31, 1993, and (b) the taxing authorities of all of the states disclosed in Schedule 2(c) or the statute of limitations has expired for all periods up to and including December 31, 1993, respectively, and there are no outstanding or unresolved proposed adjustments.

             (iii) Except as disclosed in Schedule 2(r)(iii) hereto, no power of attorney has been granted by Holding Company or any Subsidiary with respect to any matter relating to Taxes which is currently in force.

             (iv) The consummation of the transactions contemplated by this Agreement will not give rise to any payments by Holding Company or any Subsidiary which payments will not be deductible (in whole or in part) by reason of Section 280G of the Internal Revenue Code (the "Code").

     For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, premium or privilege, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority (domestic or foreign) upon Holding Company or any Subsidiary and the term "Tax Returns" shall mean all returns, declarations, reports, estimates, and statements, regarding Taxes, required to be filed under United States federal, state, local or any foreign laws.

     (s) RELATED PARTY TRANSACTIONS. Except as disclosed in Schedule 2(s)hereto, and other than transactions exclusively between or among Holding Company and/or any of the Subsidiaries, neither Holding Company nor any Subsidiary has made any loan to any director, officer or other affiliate of Holding Company or a Subsidiary which remains outstanding nor has Holding Company or any Subsidiary entered into any agreement, other than an agreement referred to in subpart (o) hereof, for the purchase or sale of any property or services from or to any director, officer or other affiliate of Holding Company or a Subsidiary.

     (t) EMPLOYEE BENEFIT PLANS.

             (i) Schedule 2(t)(i) hereto sets forth a true and complete list of each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each other plan, arrangement and agreement providing employee benefits (collectively the "Plans"), that covers current or former employees of Holding Company or any Subsidiary or affiliate and is presently maintained by Holding Company or any Subsidiary or any affiliate thereof or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Holding Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA. None of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA. Holding Company has delivered or made available to FBOP or
        Acquisition: copies of all such Plans; any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements relating thereto; the most recent determination letter, if any, from the Internal Revenue Service with respect to each of the Plans which is subject to ERISA ("ERISA Plans"); actuarial valuations, if applicable, for the most recent plan year for which such valuations are available; the current summary plan descriptions; and the annual return/report on Form 5500 and summary annual reports for each of the Plans for each of the last three years.

             (ii) Each of the ERISA Plans is in substantial compliance with all applicable provisions of law, including the Code and ERISA. Neither Holding Company nor any ERISA Affiliate currently maintains or sponsors a defined benefit pension plan as defined in Section 414(j) of the Code and neither Holding Company nor any ERISA Affiliate has ever maintained or sponsored any such plan that could give rise to a liability against Holding Company or any Subsidiary.

             (iii) The written terms of each of the Plans, and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance with all applicable laws including ERISA, the Code, and the Age Discrimination in Employment Act, as applicable, and each of such Plans has been administered in substantial compliance with such requirements.

             (iv) Except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary, Holding Company and ERISA Affiliates) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken, nor has there been any failure to take any action, nor is any action or failure to take action contemplated, that would subject any person or entity to any liability for any tax or penalty in connection with any Plan. No reserve for any taxes or penalties has been established with respect to any Plan, nor has any advice been given to any person with respect to the need to establish such a reserve.

             (v) There are no (A) actions, suits, arbitrations or claims (other than routine claims for benefits), (B) legal, administrative or other proceedings or governmental investigations or audits, or (C) complaints to or by any governmental entity, which are pending, anticipated or threatened, against the Plans or their assets.

             (vi) The present value of the future cost to Holding Company and ERISA Affiliates of post-retirement medical benefits that Holding Company or any ERISA Affiliate is obligated to provide, calculated on the basis of actuarial assumptions Holding Company considers reasonable estimates of future experience and which have been provided to Acquisition, does not exceed the amount specified in Schedule 2(t)(vi) hereto.

             (vii) Neither Holding Company nor any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Holding Company or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. Neither Holding Company nor any ERISA Affiliate is, or, as a result of any actions, omissions, occurrences or state of facts existing prior to the Effective Time, may become liable for any tax imposed under Section 4978 of the Code.

     (u) INSURANCE. All properties of Holding Company and each Subsidiary are covered by valid and currently effective insurance policies issued in favor of Holding Company or a Subsidiary and such insurance policies provide Holding Company and its Subsidiaries with adequate coverage and limits for its operations consistent with past practices. Schedule 2(u) hereto sets forth a true and correct list of all insurance policies covering Holding Company and the Subsidiaries. Holding Company or a Subsidiary is included as an insured party under such policies or has full rights as a loss payee. No notice of cancellation or termination has been received with respect to any such policy. Such policies will not be terminable or cancelable by reason of this Agreement and the consummation of the transactions contemplated hereby.

     (v) REGULATORY FILINGS. Holding Company has made available for inspection by Acquisition all registrations, filings or submissions made by Holding Company or any Subsidiary with any governmental or regulatory body and delivered to Acquisition each and every annual and quarterly report filed with or submitted to any governmental or regulatory body since December 31, 1993. Holding Company and each

Subsidiary has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any governmental or regulatory body. All such registrations, filings and submissions were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings and submissions that have not been satisfied. Savings Institution duly has filed with appropriate governmental and regulatory authorities, to the extent that filing of the same is required by laws, rules or regulations, all annual and quarterly statements and other statements, documents and reports required to be filed by it. All such statements and filings are correct in all material respects as filed, and there are no material omissions therefrom. All issues raised in such reports have been resolved to the satisfaction of the issuer of such reports.

     (w) DEPOSITS. Schedule 2(w) hereto is a schedule of the aggregate deposit accounts of Savings Institution, prepared as of the date indicated thereon, listing by category and by Branch the amount of such deposits, together with the amount of accrued but unpaid interest thereon (the "Deposits"). All such Deposits are insured to the fullest permissible extent by the Savings Association Insurance Fund ("SAIF") administered by the FDIC. All related insurance premiums due and owing have been paid to the FDIC as of the date hereof. Savings Institution has, and will have at the Effective Time, all rights and full authority to transfer the Deposits pursuant to the Bank Merger without restriction to the extent customary for a SAIF-insured institution. As of the date hereof, with respect to the Deposits:

             (i) Subject to items returned without payment in full ("Return Items") and immaterial bookkeeping errors, all interest accrued or accruing on the Deposits has been properly credited thereto, and properly reflected on Savings Institution's books of account and Savings Institution is not in default in the payment of any thereof;

             (ii) Subject to Return Items and immaterial bookkeeping errors, Savings Institution has timely paid and performed all of its indebtedness, obligations and liabilities relating to the Deposits as and when the same have become due and payable, and the Deposits include none which is in default or exists by virtue of a default by Savings Institution;

             (iii) Subject to immaterial bookkeeping errors, Savings Institution has administered all of the Deposits in accordance with good and sound financial practices and procedures, and has properly made all appropriate credits and debits thereto, has delivered to its customers on a regular basis, statements adequately and accurately reflecting the amount, date and nature of such credit and debit; in the event a question, complaint or objection by any depositors with respect to any of the Deposits has occurred, Savings Institution has promptly and properly reviewed and responded and taken corrective action, in accordance with good and sound financial practice; and to the best knowledge of Holding Company after due inquiry, Savings Institution is not liable to any depositors for any shortages, or for any errors, acts or omissions by Savings Institution that in the aggregate would exceed $5,000.

     (x) LOANS.

             (i) All loans of Savings Institution (the "Loans") and loan commitments extended by Savings Institution and any extensions, renewals or continuations of such Loans and loan commitments were made in accordance with customary lending standards of federal savings institutions in the ordinary course of business. The Loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices for federal savings institutions.

             (ii) All documents and instruments which evidence the Loans are in all material respects legal and enforceable in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors generally or by the exercise of judicial discretion, and authorized under applicable federal and state laws and regulations. For purposes of the foregoing sentence, it is agreed and understood that the phrase "enforceable in accordance with the terms thereof" shall not mean that the borrower has the financial ability to pay a loan or that the collateral is sufficient in value to result in payment of the loan secured thereby.

             (iii) Each security agreement, deed of trust, mortgage or equivalent document securing a Loan creates a valid security interest in the property described therein.

             (iv) To the best knowledge of Holding Company, after diligent inquiry, the maker or obligor of each Loan has no valid defense to the payment in full of the Loan.

             (v) Except for participations purchased or sold by the Savings Institution or loans pledged to the Federal Home Loan Bank and fully described at Schedule 2(x) hereto, the note evidencing each Loan and the collateral documents securing each Loan have not been assigned or pledged, the Savings Institution has good and marketable title thereto, and the Savings Institution is the sole owner and holder of each note evidencing a Loan and each collateral document securing such Loan, and except as fully described at Schedule 2(x), each Loan and each collateral document securing a Loan is free and clear of any and all prior liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature.

     (y) RESERVES. The loan loss reserves of Savings Institution, as set forth on the June 30, 1998 financial statements have been computed in accordance with generally accepted methods and principles consistently applied and, in all cases, have been properly computed in all material respects and in management's opinion are adequate under applicable requirements of law and generally accepted accounting standards to provide for possible losses on Loans outstanding.

     (z) AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in Schedule 2(z) hereto, neither Holding Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any regulatory agency or other government entity that restricts in any respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has Holding Company or any of its Subsidiaries been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement. Except as set forth in Schedule 2(z) hereto, no regulatory agency has initiated any investigation or proceeding into the business or operations of Holding Company or any of its Subsidiaries.

     (aa) INFORMATION FOR REGULATORY APPROVALS. The information furnished or to be furnished by Holding Company or Savings Institution in any regulatory application filed by Holding Company, Savings Institution, FBOP or Acquisition in connection with the Transaction, will be true and complete in all material respects as of the date so furnished.

     (ab) GOVERNMENTAL NOTICES. Neither Holding Company nor Savings Institution has received notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the Transaction. To the best knowledge of Holding Company, there are no facts that could reasonably be expected to have an adverse effect on the ability of Holding Company or Savings Institution to obtain all requisite regulatory consents or to perform their respective obligations under this Agreement and in connection with the Transaction.

     (ac) SEC FILINGS. None of the information contained in the proxy statement to be mailed to the stockholders of Holding Company in connection with the Merger or in any amendments thereof or supplements thereto (the "Proxy Statement") will, at the time of (i) the first mailing thereof, and (ii) the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (ad) FINDERS AND INVESTMENT BANKERS. Neither Holding Company nor any Subsidiary has retained any broker, finder or other agent or incurred any liability for any brokerage fees, commissions or finders' fees with respect to the Transaction except for Holding Company's retention of ABN AMRO Chicago Corporation (n/k/a ABN AMRO Incorporated) pursuant to the terms of its agreement dated February 5, 1998, as extended through September 30, 1998.

     (ae) THIRD PARTY DISCUSSIONS. Other than pursuant to this Agreement, Holding Company is not currently negotiating or discussing with any third party a possible sale or merger of Holding Company or any Subsidiary or a substantial portion of any of their assets or business.

     (af) DISCLOSURE. No representation or warranty of Holding Company and no statement or information relating to Holding Company or any Subsidiary or their respective businesses or properties contained in (i) this Agreement (including the Schedules hereto), or (ii) in any certificate furnished or to be furnished to FBOP or Acquisition pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

     (ag) YEAR 2000. Holding Company, Savings Institution and the other Subsidiaries have developed and are actively executing a plan and implementation strategy that adequately addresses the calendar year 2000 so that none of such parties will experience invalid or incorrect results or abnormal software or hardware operation related to calendar year 2000. Such plan includes the creation of software systems which include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface data values that reflect the appropriate year. A copy of such plan has been provided to FBOP. Holding Company, Savings Institution and the other Subsidiaries are proceeding in accordance with the implementation schedule under such plan.

     (ah) BONUSES; ACCRUED VACATION. Bonuses paid or payable by the Holding Company, Savings Institution and the other Subsidiaries during or for the fiscal year ended December 31, 1998 shall not exceed $550,000 in the aggregate, and liabilities for accrued vacation, if any, for employees of any of Holding Company, Savings Institution and any other Subsidiary shall not, at December 31, 1998, exceed $125,000 in the aggregate. No bonuses shall be paid by Holding Company, Savings Institution or any Subsidiary prior to January 1, 1999.

     (ai) CHANGE IN CONTROL PAYMENTS. The following sets forth a list of all payments due to officers and employees of Holding Company, Savings Institution or any Subsidiary under any employment, severance or other agreement as a result of the Transaction:

NAME                                                             AMOUNT
----                                                           ----------
Thaddeus Walczak...........................................    $1,366,578
Carole Lewis...............................................       782,096
John Garlanger.............................................       417,732
Darryl Erlandson...........................................       242,428
Susan Linkus...............................................        66,977
Lorraine Straka............................................        89,345
Jean Adams.................................................        36,831
Deborah Cattoni............................................        63,702

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND FBOP

     FBOP and Acquisition each represent and warrant to Holding Company as follows:

     (a) ORGANIZATION OF ACQUISITION AND FBOP. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Acquisition is a wholly-owned subsidiary of FBOP. FBOP is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

     (b) AUTHORIZATION. The Boards of Directors of FBOP and Acquisition have adopted resolutions approving the Agreement and the Transaction and have authorized the execution and delivery of this Agreement. Acquisition and FBOP have full power and authority to enter into this Agreement and, subject to obtaining all required regulatory approvals, to consummate the transactions contemplated hereby. This

Agreement has been duly executed and delivered by Acquisition and FBOP and constitutes the valid and legally binding obligation of Acquisition and FBOP, enforceable against them in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity.

     (c) CONSENTS AND APPROVALS. Except for consents and approvals of the Applicable Governmental Authorities, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Acquisition and FBOP of the transactions contemplated by this Agreement.

     (d) DEFAULTS AND CONFLICTS. Subject to the receipt of all consents and approvals contemplated by this Agreement, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of and compliance with the terms and provisions hereof will not (i) violate any judicial or administrative order, writ, award, judgment, injunction or decree involving Acquisition or FBOP or (ii) conflict with any of the terms, conditions or provisions of the charter or bylaws of Acquisition or FBOP. No consent of any third party to any indenture or any material agreement or other material instrument to which Acquisition or FBOP is a party is required in connection with the Transaction.

     (e) SEC FILINGS. None of the information supplied or to be supplied by Acquisition or FBOP in writing expressly for inclusion in the Proxy Statement will, at the time of (i) the first mailing thereof and (ii) the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) FUNDS AVAILABLE. Acquisition and FBOP have or will have available to them sufficient funds to perform all of their obligations pursuant to the Merger.

     (g) FINDERS AND INVESTMENT BANKERS. FBOP and Acquisition will be responsible for any of their respective brokerage fees, commissions or finders' fees with respect to the Transaction.

     (h) GOVERNMENTAL NOTICES. Neither FBOP nor Acquisition has received any notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the Transaction. To the best knowledge of Acquisition and FBOP, there are no facts that could reasonably be expected to have an adverse effect on the ability of Acquisition or FBOP to obtain all requisite regulatory consents or to perform their respective obligations under this Agreement.

     (i) ARTICLES; BYLAWS. FBOP will deliver to Holding Company true and complete copies of its Articles of Incorporation and Bylaws as in effect as of the date hereof.

     (j) ACCESS TO CERTAIN INFORMATION. For a period of 14 days from the date hereof, FBOP shall make available to Holding Company (i) FBOP's consolidated financial statements and RSB's financial statements for the year ended December 31, 1997 and the quarters ended March 31, 1998 and June 30, 1998, (ii) the CRA Statements and filings for FBOP and its subsidiary financial institutions, including RSB, (iii) FBOP's and RSB's year 2000 compliance plan, and (iv) to the extent permitted by applicable laws and regulations, the most recent regulatory examination reports for RSB and FBOP.

                                   ARTICLE IV
                              RIGHT TO INVESTIGATE

     Holding Company shall afford (during regular business hours) to the officers and authorized representatives of Acquisition and FBOP free and full access to the offices, properties, books, contracts, commitments and records of Holding Company in order that FBOP and Acquisition may have full opportunity to make such investigations as they shall desire of the affairs of Holding Company, Savings Institution and the other Subsidiaries. The officers of Holding Company shall furnish Acquisition and FBOP with such additional financial and operating data and other information as to the assets, properties and business of Holding

Company, Savings Institution and the other Subsidiaries as Acquisition or FBOP shall from time to time reasonably request; provided that such requested data and information may be presented in the format maintained by Holding Company in the normal course of its business. Holding Company, Savings Institution and the Subsidiaries shall consent to the review by the officers and authorized representatives of Acquisition or FBOP of the reports and working papers of Holding Company's independent auditors (upon reasonable advance notice) and to discussions by the officers and authorized representatives of Acquisition or FBOP with parties with which Holding Company, Savings Institution and the other Subsidiaries have business relationships.

                                   ARTICLE V
                          COVENANTS OF HOLDING COMPANY

     (a) OPERATION IN ORDINARY COURSE. From the date hereof to the Effective Time, each of Holding Company, Savings Institution and the other Subsidiaries shall: (a) not engage in any transaction except in the ordinary course of business and shall conduct its business consistent with past practices; (b) maintain the Branches in a condition substantially the same as on the date of this Agreement, reasonable wear and use excepted; (c) maintain its books of accounts and records in the usual, regular and ordinary manner; and (d) duly maintain compliance in all material respects with all laws, regulatory requirements and agreements to which it is subject or by which it is bound. Without limiting the generality of the foregoing, prior to the Effective Time, Holding Company, Savings Institution and other Subsidiaries shall not, without the prior written consent of FBOP or Acquisition:

             (1) fail to maintain its tangible property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted;

             (2) fail to maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied;

             (3) fail to comply in all material respects with all applicable laws and regulations;

             (4) make, renew or modify the terms (including, but not limited to, any release or substitution of collateral, change of the interest rate, or release or substitution of any guarantor) of any loan, letter of credit or other extension of credit, or commitment to make a loan, in excess of $500,000, provided, however, that loans that are secured by secondary market qualified mortgages on single-family dwellings shall be permitted under this subsection;

             (5) except for the terminations of benefit agreements listed on
        Schedule 5(a)(5) hereto, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee;

             (6) authorize or enter into any employee contract or employment agreement, grant any pay raise or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by an existing plan or arrangement or authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided however, that pay raises to employees pursuant to regularly scheduled reviews in the ordinary course of business not to exceed 5% of any such employee's current salary shall not be prohibited hereunder; and provided further that the bonuses set forth on Schedule 5(a)(6) hereto may be paid after January 1, 1999 to the persons indicated on such Schedule and that nothing contained in this subparagraph (6) shall restrict the hiring of non-officer, clerical or teller employees whose compensation does not exceed $20,000 per year.

             (7) authorize or enter into or amend, modify or supplement any material contract;

             (8) authorize or enter into any contract or commitment (excluding all loans and loan commitments) which provides for the receipt or payment of amounts, in the aggregate, in excess of $25,000;

             (9) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, or authorize any of the foregoing, or sell loans in bulk other than up to $1,000,000 per month of residential mortgage loans sold in the ordinary course of business pursuant to existing and on-going commitments;

             (10) authorize or make any expenditures for assets in excess of $25,000 for any item or series of similar items, or lease or encumber any assets outside the ordinary course of business;

             (11) authorize or make any amendment to its charter or bylaws;

             (12) fail to keep in force all insurance policies presently in effect, including insurance of deposit accounts with the FDIC;

             (13) do any act which, or omit to do any act the omission of which, will cause a breach of any contract, commitment or obligation;

             (14) make any borrowing, incur any debt (other than (i) deposits in the ordinary course of business and consistent with past practice and
        (ii) overnight borrowings from the Federal Home Loan Bank consistent with past practices), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, or make any payment or repayment in respect of any indebtedness (other than deposits and accrued expenses in the ordinary course of business and consistent with past practice);

             (15) fail to maintain deposit rates substantially in accord with the average of the prevailing rates of competing financial institutions, provided that in no event will Savings Institution accept any deposits for which the interest rate payable thereon exceeds by more than .50 percent the average interest rate being paid on similar deposits by savings banks and savings and loan associations in the local Chicago area market, based upon periodic surveys to be conducted by Holding Company in good faith;

             (16) waive, release or cancel any claims in excess of $25,000 against third parties or debts in excess of $25,000 owing to it, or any rights which have any value in excess of $25,000; provided, however, that the release of the property to a municipality described on Schedule 5(a)(16) shall be permitted;

             (17) make any changes in its accounting systems, policies, principles or practices;

             (18) enter into, authorize, or permit any transaction, except as now existing and disclosed to Acquisition or FBOP, with any affiliate of Holding Company or any Subsidiary;

             (19) make any capital contribution to any person or purchase or invest in any securities issued by any person other than securities which are issued or guaranteed by the United States government or an agency thereof having a maturity of more than twelve (12) months from the date of purchase;

             (20) sell any investment securities;

             (21) enter into, amend or renew any data processing service contract;

             (22) change or amend its schedules and policies relating to service charges or service fees;

             (23) enter into loan transactions except those in accordance with sound credit practices and only on terms and conditions which are not materially more favorable than those available to the borrower from competitive sources in transactions in the ordinary course of business;

             (24) fail to use its best efforts to (i) preserve the present business organizations intact, (ii) keep available the services of its present officers and employees or (iii) preserve its present relationships with persons having business dealings with it;

             (25) fail to maintain, consistent with its past practices, a reserve for possible loan and lease losses which is adequate under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable);

             (26) make any change in any lease of real property;

             (27) fail to file in a timely manner all required filings with all proper regulatory authorities and fail to cause such filings to be true and correct in all material respects;

             (28) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; or foreclose upon such commercial real estate if such environmental assessment indicates the presence of hazardous material in amounts that, if such foreclosure were to occur, would be reasonably likely to result in a material adverse effect on Savings Institution;

             (29) amend or modify any of its promotional, deposit account or account loan practices, other than amendments or modifications in the ordinary course of business;

             (30) (i) make any change in its authorized capital stock, (ii) issue any stock options, or issue any warrants, or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) pay any stock dividend or make any reclassification in respect of its outstanding shares of capital stock, (iv) except for the issuance of Common Stock upon exercise of any Options, issue, sell, exchange or deliver any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), (v) purchase or otherwise acquire for consideration any outstanding shares of its capital stock, or (vi) declare, pay or set apart in respect of its capital stock any dividends or other distributions or payments; or

             (31) fail to sell any 15-year or 30-year fixed rate residential mortgage loans in the secondary market that are made by the Savings Institution after the date hereof; provided, however, the foregoing shall not apply to (i) mortgage loans under the First Time Home Buyers program set forth on Schedule 5(a)(31), and (ii) certain mortgage loans in preliminary processing as of the date hereof, not to exceed approximately $17,400,000 in the aggregate, likewise set forth on
        Schedule 5(a)(31); and further provided that FBOP shall respond promptly to requests for other consents under this sub-paragraph.

     For purposes of this Article V(a), FBOP and Acquisition shall be deemed to have consented to any action described in (1)-(31) above if the chief financial officer of FBOP shall have received a written request for consent to any action described in (1)-(31) above, which request describes in sufficient detail the proposed action, and FBOP shall have failed to respond to such request within three (3) business days of FBOP"s receipt of such request.

     (b) EXCLUSIVITY. Except as may be required by any regulatory authority, or except to the extent required by fiduciary obligations under applicable law in reliance upon the written opinion of outside counsel, neither Holding Company, Savings Institution, nor any other Subsidiary or any of their respective directors, officers, employees, representatives, agents or Affiliates (as defined below) shall, directly or indirectly, solicit, initiate, encourage or respond favorably to inquiries or proposals from, or provide any confidential information or access to Savings Institution's or Holding Company's premises to, or participate in any discussions or negotiations with, any person (other than Acquisition and FBOP and their directors, officers, employees, representatives and agents) concerning (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving Holding Company or Savings Institution, or (ii) any purchase or other acquisition by any person of any shares of capital stock of Holding Company or Savings Institution, or (iii) any issuance by Holding Company or Savings Institution of any shares of its capital stock. Holding Company will promptly advise FBOP or Acquisition of, and communicate to FBOP or Acquisition the terms and conditions of (and the identity of the person making), any such inquiry or proposal received, and will promptly furnish FBOP or Acquisition with copies of any documents received and summaries of any other communications with respect thereto. Holding Company will cease any such existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing.

     As used in this Agreement, the term "Affiliate" shall mean, with respect to any specified person, (1) any other person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified person, (2) any other person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities, of the specified person or a person described in clause (1) of this paragraph, (3) another person of which the specified person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities, (4) another person in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified person or any of the foregoing persons, any relative of such spouse or any spouse of any such relative.

     (c) STOCKHOLDER MEETING. Holding Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is practicable for the purpose of voting upon the approval of the Merger and this Agreement. Holding Company will, through its Board of Directors, use its best efforts to obtain stockholder approval and will recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement. As soon as practicable, Holding Company shall prepare and cause to be filed with the SEC the related proxy material and shall use its best efforts to obtain clearance by the SEC for the mailing of such material to Holding Company stockholders. FBOP or Acquisition shall have the right to review the proxy material prior to filing with the SEC.

     (d) CONSENTS. Holding Company shall, and shall cause the Savings Institution to, as soon as practicable, prepare or cause to be prepared and make all filings required to be made by either of them, if any, with Applicable Governmental Authorities and shall use its best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities and furnish true, correct and complete copies of each thereof to FBOP or Acquisition.

     (e) REPORTS. Promptly after filing with the applicable authorities, Holding Company shall provide to FBOP or Acquisition copies of: (i) all reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, which shall conform to the requirements for SEC Reports specified in Article II(i) above; and (ii) its Regulatory Reports, which shall conform to the requirements for Regulatory Reports specified in Article II(j) and (v) above.

     (f) NOTICE. Holding Company shall give prompt notice to FBOP or Acquisition of (i) any notice of, or other communication relating to, a default or event which with notice or lapse of time or both would become a default, received by Holding Company or any Subsidiary subsequent to the date of this Agreement and prior to the Effective Time, under its charter or bylaws or any indenture, or material instrument or agreement, to which Holding Company or any Subsidiary is a party, by which it or any of its properties is bound or to which it or any of its properties is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby and (iii) any matter which, if it had occurred prior to the date hereof, would have been required to be included on the Schedules hereto.

     (g) REGULATORY MATTERS. Holding Company shall, from the date hereof through the Effective Time, keep FBOP and Acquisition advised with respect to any and all regulatory matters or proceedings affecting Holding Company or Savings Institution and shall promptly forward to FBOP or Acquisition copies of all correspondence, notices, orders, memoranda or other written material received from any regulatory agency (to the extent permitted by law) and shall provide FBOP and Acquisition full access to its regulatory files to the extent permitted by law.

     (h) SCHEDULES. Within 14 days of the date hereof, Holding Company will deliver to FBOP each of the Schedules to this Agreement, which Schedules will be attached hereto and made a part hereof, and which Schedules will be in form and substance acceptable to FBOP in its sole discretion, pursuant to such format and presentation as Holding Company and FBOP shall mutually agree.

     (i) SUPPLEMENTAL INFORMATION; DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, Holding Company will promptly disclose in writing to FBOP and Acquisition any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed or which would render inaccurate any of the representations, warranties or statements set forth in this Agreement. From time to time prior to the Effective Time, Holding Company will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate thereby.

     (j) COOPERATION. Holding Company and its Subsidiaries shall execute such documents and other papers, provide such information, and take such further actions as may be reasonably requested by FBOP or Acquisition to carry out the provisions hereof and to consummate the Transaction.

     (k) CONDITIONS PRECEDENT. Holding Company and the Subsidiaries shall use their commercially reasonable best efforts to cause all of the conditions precedent to the consummation of the Transaction applicable to them to be met.

     (l) BEST EFFORTS. Holding Company and the Subsidiaries shall use their commercially reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger on a prompt basis.

                                   ARTICLE VI

                       COVENANTS OF ACQUISITION AND FBOP

     (a) CONSENTS. Acquisition and FBOP shall, as soon as practicable, prepare and make all necessary filings with all Applicable Governmental Authorities and shall use their best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities and furnish true, correct and complete copies of each to Holding Company.

     (b) COOPERATION. Acquisition and FBOP shall execute such documents and other papers, provide such information, and take such further actions as may be reasonably requested by Holding Company to carry out the provisions hereof and to consummate the transactions contemplated hereby.

     (c) CONDITIONS PRECEDENT. Acquisition and FBOP shall use their commercially reasonable best efforts to cause all of the conditions precedent to the consummation of the Transaction applicable to each to be met.

     (d) BEST EFFORTS. Acquisition and FBOP will use their commercially reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger on a prompt basis.

     (e) PROMPT REVIEW. In connection with the prior written approval of FBOP or Acquisition required under Article V(a) above, Acquisition and FBOP will use their reasonable best efforts to review promptly all proposals and requests submitted to them in writing and to inform Holding Company of their decision in a timely manner.

                                  ARTICLE VII

             CONDITIONS TO THE OBLIGATIONS OF ACQUISITION AND FBOP

     The obligations of Acquisition and FBOP under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at their option, subject to the conditions that:

     (a) VALIDITY OF REPRESENTATION AND WARRANTIES. The representations and warranties of Holding Company herein contained shall be true and correct when made and, in addition, shall be true and correct on and at the Effective Time with the same force and effect as though made on and at the Effective Time.

     (b) CONSENTS. All required consents, waivers, approvals, authorizations or orders in connection with the Transaction shall have been obtained by Holding Company and copies of the same shall have been delivered to Acquisition and FBOP.

     (c) COMPLIANCE WITH COVENANTS; SCHEDULES. Holding Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Effective Time. The Schedules and information disclosed to FBOP pursuant to Articles V(h) and V(i) hereof shall be in form and substance acceptable to FBOP in its sole discretion and shall not, in the case of Schedules provided pursuant to Article V(i), be materially different from the Schedules provided to FBOP pursuant to
Article V(h).

     (d) OPINION OF COUNSEL. Acquisition shall have received the opinion of Kemp & Grzelakowski, Ltd., counsel for Holding Company, specified in Article X(b)(ii).

     (e) APPROVAL OF HOLDING COMPANY STOCKHOLDERS. This Agreement shall have been approved and adopted at a duly called meeting of the stockholders of Holding Company Common Stock by at least a majority of the issued and outstanding shares of Holding Company Common Stock entitled to vote thereon.

     (f) DISSENTING HOLDING COMPANY SHARES. The holders of not more than 10% of the issued and outstanding shares of Holding Company Common Stock at the Effective Time shall have delivered written notice of intent to demand payment of the fair value of their shares of Holding Company Common Stock pursuant to
Section 262 of the DGCL.

     (g) RESIGNATIONS. The directors of Holding Company, Savings Institution and the Subsidiaries shall have tendered their resignations in writing, effective on the Effective Time.

     (h) EMPLOYMENT MATTERS. FBOP and Acquisition shall have received from Holding Company an amendment to the employment/severance agreement of Thaddeus Walczak which will provide for deferral of any amounts payable in excess of $1,000,000 for a period of up to 3 months following the Closing, with interest to be paid on any such deferred amounts at the rate of 8% per annum.

     (i) ADVERSE CHANGES. From March 31, 1998 to the Effective Time, there shall not have been any Material Adverse Change in the business, operations, results of operations, assets, liabilities, investments, properties, condition (financial or otherwise), affairs, prospects or other attributes of Holding Company or Savings Institution, taken as a whole, but not including Material Adverse Changes which result solely from FBOP"s unreasonable failure to consent under Article V(a).

     (j) EFFECTIVE TIME. The Effective Time shall be no later than 5:00 P.M. Central Time on April 30, 1999.

     (k) STOCK OPTION PLANS AND INCENTIVE PLANS; OPTIONS. Acquisition shall have received evidence satisfactory to it that, upon payment of the Cash Consideration Per Option, each Option shall have been canceled, and any other options or warrants for Common Stock and all related plans have been cancelled.

     (l) TRANSITION AGREEMENT. FBOP shall have entered into mutually acceptable agreements with Thaddeus Walczak and Carole Lewis, which agreements will provide that for a period of up to two (2) years following the Closing, each will assist FBOP in agreed upon areas of the business, and which will provide for such compensation and/or reimbursement of approved expenses incurred by them, together with such other terms and conditions, as are mutually acceptable to all parties.

                                  ARTICLE VIII

                CONDITIONS TO THE OBLIGATIONS OF HOLDING COMPANY

     The obligations of Holding Company under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at its option, subject to the conditions that:

     (a) VALIDITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquisition and FBOP herein contained shall have been true and correct when made and, in addition, shall be true and correct on and at the Effective Time with the same force and effect as though made on and at the Effective Time.

     (b) CONSENTS. All consents, waivers, approvals, authorizations or orders required to be obtained by Acquisition and FBOP shall have been obtained and copies of the same shall have been delivered to Holding Company.

     (c) COMPLIANCE WITH COVENANTS. Acquisition and FBOP shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them at or prior to the Effective Time.

     (d) OPINION OF COUNSEL. Holding Company shall have received the opinion of Lord, Bissell & Brook, counsel for Acquisition, specified in Article X(c)(ii).

     (e) FAIRNESS OPINION. Holding Company shall have received an opinion from ABN AMRO Incorporated dated as of the date of this Agreement to the effect that, in its opinion, the consideration to be paid to the shareholders of Holding Company hereunder is fair to such shareholders from a financial point of view.

     (f) EFFECTIVE TIME. The Effective Time shall be no later than 5:00 P.M. Central Time on April 30, 1999.

     (g) FUNDS TO PAYING AGENT. FBOP or Acquisition shall have made available to the Paying Agent the funds as described at Article I(l) hereof.

                                   ARTICLE IX

         CONDITIONS APPLICABLE TO ACQUISITION, FBOP AND HOLDING COMPANY

     The obligations of Acquisition, FBOP and Holding Company under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are subject to the following terms and conditions:

     (a) GOVERNMENTAL APPROVALS. To the extent required by applicable law or regulation, the OTS, the Federal Reserve Board, the FDIC and/or such other state or federal agencies whose approval of the Transaction and the other transactions contemplated by this Agreement is so required, shall have approved or authorized the Transaction and all of the transactions contemplated by this Agreement in form and under terms acceptable to FBOP and Acquisition in their sole discretion. All other statutory or regulatory requirements for the valid consummation of the Transaction shall have been satisfied and all other required governmental consents and approvals shall have been obtained.

     (b) INJUNCTION. The consummation of the Merger shall not have been restrained, enjoined or prohibited by any court or governmental authority of competent jurisdiction. No material litigation or administrative proceeding shall be pending or threatened as of the Effective Time seeking to restrain, enjoin or prohibit the consummation of this Agreement, the Merger or the Transaction.

                                   ARTICLE X

                         CLOSING AND CLOSING DOCUMENTS

     (a) CLOSING. The closing ("Closing") under this Agreement shall be held at the offices of Lord, Bissell & Brook in Chicago, Illinois, as promptly as practicable after the fulfillment or waiver of all the terms and conditions contained in Articles VII, VIII, IX and X of this Agreement, or at such other place and time as shall be mutually agreeable to the parties. The required number of fully executed and verified copies of the Certificate of Merger shall be filed immediately after the Closing with the Secretary of State of Delaware.

     (b) HOLDING COMPANY CLOSING DOCUMENTS. At the Closing, Holding Company shall deliver, or cause to be delivered, to FBOP and Acquisition:

             (i) A certificate of Holding Company, signed by its President, which shall confirm the compliance by Holding Company with its covenants and agreements contained in this Agreement and the accuracy of the representations and warranties made by Holding Company in this Agreement at and as of the Effective Time as if made at such time and as contemplated by this Agreement.

             (ii) The opinion of Kemp & Grzelakowski, Ltd., counsel for Holding Company, dated the Effective Time, and in form and substance satisfactory to FBOP and Acquisition.

             (iii) A certificate of Holding Company's inspector of elections as to the vote taken at the meeting of the holders of shares of Holding Company Common Stock with respect to this Agreement and as to the holders of shares of Holding Company Common Stock that shall have demanded payment of the fair value of their shares of Holding Company Common Stock pursuant to the DGCL.

             (iv) Written resignations, effective the Effective Time, of all of the directors of Holding Company and the Subsidiaries.

             (v) Certificate of Incorporation and Certificate of Good Standing of Holding Company each certified by the Secretary of State of Delaware within ten (10) days prior to the Closing.

     (c) ACQUISITION CLOSING DOCUMENTS. At the Closing, Acquisition shall deliver, or cause to be delivered, to Holding Company:

             (i) A Certificate of Acquisition, signed by its President or Vice President, which shall confirm the compliance by Acquisition with its covenants and agreements contained in this Agreement and the accuracy of the representations and warranties made by it in this Agreement at and as of the Effective Time as if made at such time and as contemplated by this Agreement.

             (ii) The opinion of Lord, Bissell & Brook, counsel for Acquisition, dated the Effective Time, and in form and substance satisfactory to Holding Company.

                                   ARTICLE XI
                        TERMINATION AND TERMINATION FEE

     (a) TERMINATION. This Agreement and the Transaction may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after action by the stockholders of Holding Company as contemplated by Article V(k) of this Agreement and without further approval by the outstanding stockholders of Holding Company (i) by mutual written consent of the Boards of Directors of Acquisition and Holding Company,
(ii) by action of the Board of Directors of Acquisition in the event of a failure of a condition set forth in Article VII of this Agreement as of the time such condition is required hereunder to be fulfilled, (iii) by action of the Board of Directors of Holding Company in the event of failure of a condition set forth in Article VIII of this Agreement as of the time such condition is required hereunder to be fulfilled, or (iv) by action of the Board of Directors of either Acquisition or Holding Company in the event of a failure of a condition set forth in Article IX of this Agreement as of the time such condition is required hereunder to be fulfilled.

     (b) TERMINATION FEE. If Holding Company and Acquisition fail to consummate the Merger and (i) Holding Company or Savings Institution enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation, sale of assets or other similar transaction involving Holding Company or Savings Institution within twelve (12) months following the termination of the Merger, and (ii) Holding Company shall not have terminated this Agreement by reason of paragraphs (a)(i)(iii) or (a)(i)(iv) above, and (iii) Acquisition shall not have terminated this Agreement by reason of paragraph (a)(i)(i) above, Holding Company shall, upon execution of any such letter or agreement, promptly pay Eleven Million Dollars ($11,000,000) to FBOP, and Holding Company shall have no further liability or obligation to FBOP or Acquisition with respect to this Agreement.

     (c) SURVIVAL OF RIGHTS. Except as otherwise provided in paragraph (b) above, nothing in this Article XI or in this Agreement shall be construed as limiting the rights of any party in the event of a breach by any party of this Agreement.

                                  ARTICLE XII
             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     Except for the agreements set forth in Articles I, II(ad), V(j), VII(g), VII(h), XI, XII, XIII(a), XIII(f) and XIII(g), no representations, warranties or agreements shall survive beyond the Effective Time.

                                  ARTICLE XIII
                                 MISCELLANEOUS

     (a) PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and incident to the consummation of the Merger and the Transaction.

     (b) ENTIRE AGREEMENT. This Agreement (together with the Schedules and Exhibits hereto and the documents referred to herein) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties with respect to those matters.

     (c) MODIFICATIONS, AMENDMENTS AND WAIVERS. At any time prior to the Effective Time, the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement, or (d) make any other modification of this Agreement approved by the respective Boards of Directors of the parties hereto. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     (d) ASSIGNMENT; GOVERNING LAW. Except as provided in Article I(a) hereto, this Agreement shall not be assignable by any of the parties hereto and shall be construed in accordance with the laws of the State of Illinois.

     (e) SCHEDULES. All information set forth in the Schedules hereto shall be deemed a representation and warranty of Holding Company as to the accuracy and completeness of such information.

     (f) PRESS RELEASES. Except as may otherwise be required by law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made prior to the Effective Time without advance approval thereof by Holding Company and FBOP. Holding Company and FBOP will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Transaction or any of the transactions contemplated hereby or thereby.

     (g) NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight express service or confirmed facsimile transmission as follows:

If to Holding Company:            Calumet Bancorp, Inc.
                                  1350 E. Sibley Blvd.
                                  Dolton, Illinois 60419
                                  Attn: Thaddeus Walczak
With a copy to:                   Kemp & Grzelakowsi, Ltd.
                                  1900 Spring Road
                                  Suite 500
                                  Oak Brook, Illinois 60521-1495
                                  Attn: James J. Kemp
If to FBOP or Acquisition:        FBOP Corporation
                                  11 West Madison Street
                                  Oak Park, IL 60302
                                  Attn: President
With a copy to:                   Lord, Bissell & Brook
                                  115 S. LaSalle Street
                                  Chicago, IL 60603
                                  Attn: Edward C. Fitzpatrick

     (h) ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party, which fees shall be in addition to any other relief which may be awarded.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                                   CALUMET BANCORP, INC.
Attest:

/s/ Darryl Erlandson                               By: /s/ Thaddeus Walczak
                                                   Name: Thaddeus Walczak
                                                   Title:  Chairman and Chief Executive Officer

                                                   FBOP ACQUISITION COMPANY
Attest:

/s/ Edward Fitzgerald                              By:  /s/ Michael F. Dunning
                                                   Name: Michael F. Dunning
                                                   Title:  Vice President

                                                   FBOP CORPORATION
Attest:

/s/ Edward Fitzgerald                              By:  /s/ Michael E. Kelly
                                                   Name: Michael E. Kelly
                                                   Title:  Chairman

                                   EXHIBIT A

                               IRREVOCABLE PROXY

     This IRREVOCABLE PROXY ("Proxy") is dated as of September 9, 1998 by and among FBOP Corporation, an Illinois corporation ("Buyer"), FBOP Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition") and each of the stockholders of Calumet Bancorp, Inc. named on the signature page(s) hereto (individually, the "Stockholder" and collectively the "Stockholders").

     WHEREAS, each of the Stockholders owns the number of shares of common stock, par value $0.01 per share ("Common Stock"), of Calumet Bancorp, Inc. (the "Holding Company") set forth opposite such Stockholder's name on Schedule A hereto;

     WHEREAS, concurrently herewith, the Holding Company, Buyer and Acquisition have entered into a Merger Agreement, dated the date hereof (the "Merger Agreement"), pursuant to which and subject to the terms and conditions thereof
(i) Acquisition shall be merged (the "Merger") with and into the Holding Company with the Holding Company as the surviving corporation (the "Surviving Corporation"), (ii) each share of Common Stock shall be converted into the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement), and (iii) each share of common stock, par value $1.00 per share, of Acquisition shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation;

     WHEREAS, the consummation of the Merger is subject to the approval by holders of a majority of all outstanding shares of Common Stock entitled to vote thereon;

     WHEREAS, the Board of Directors of the Holding Company has deemed the consummation of the Merger to be in the best interests of the Holding Company and its stockholders;

     WHEREAS, Buyer and Acquisition are not willing to enter into the Merger Agreement without the prior agreement by each of the Stockholders listed on Schedule A hereto to vote in favor of the Merger and the Merger Agreement as provided herein;

     NOW THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of Buyer, Acquisition and the Stockholders contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                     PROXY

     SECTION 1.01. Irrevocable Proxy. Stockholder hereby irrevocably appoints Buyer, until termination of the Merger Agreement, as the Stockholder's attorney and proxy, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the shares of Common Stock which the Stockholder is entitled to vote at any meeting of the stockholders of the Holding Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, in such manner as Buyer or its substitute shall, in its sole discretion, deem proper with respect to the following matters: (i) any proposal for the adoption or approval of the Merger and the Merger Agreement; (ii) any proposal relating to
(A) the sale of stock or assets of the Holding Company or any of its subsidiaries or any interest therein other than as contemplated by the Merger Agreement, (B) the merger, consolidation or other combination of the Holding Company or any of its subsidiaries with any person, other than as contemplated by the Merger Agreement, (C) the liquidation, dissolution or reorganization of the Holding Company or any of its subsidiaries, or (D) any other action or agreement that would result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Holding Company or any of its subsidiaries under the Merger Agreement or which could result in any of the conditions to Buyer and Acquisition"s obligations under the Merger Agreement not being fulfilled; and (iii) as otherwise necessary or appropriate to enable the Holding Company, Buyer and Acquisition to consummate the transactions contemplated by the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the shares of Common Stock owned by the Stockholder which the Stockholder may have heretofore appointed or granted (other than a proxy to vote in accordance with Section 1.01 hereof), and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto (other than in accordance with Section 1.01 hereof). All authority herein conferred or agreed to be conferred shall survive the death, incapacity, bankruptcy or liquidation of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon its heirs, representatives, assigns and successors.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder hereby represents and warrants to Buyer as follows:

     SECTION 2.01. Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Proxy has been duly authorized, executed and delivered by the Stockholder and, assuming this Proxy constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors" rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

     SECTION 2.02. No Conflict. The execution and delivery of this Proxy by the Stockholder and performance of such Stockholder's obligations hereunder do not:
(i) conflict with or violate any laws applicable to the Stockholder or by which the shares of Common Stock of the Stockholder are bound or affected; or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the shares of Common Stock of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the shares of Common Stock of the Stockholder are bound or affected.

     SECTION 2.03. Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth opposite the Stockholder's name on the signature page hereto. Such shares of Common Stock are all of such shares as are owned, either of record or beneficially, by the Stockholder. The Stockholder owns all the shares of Common Stock set forth opposite the Stockholder's name on the signature page hereto free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, contracts, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Proxy, the Stockholder has not appointed or granted (and will not, after the date hereof, appoint or grant) any proxy, which appointment or grant is still effective, with respect to the shares set forth opposite the Stockholder's name on the signature page hereto, other than in accordance with
Section 1.01 hereof.

                                  ARTICLE III

                         COVENANTS OF THE STOCKHOLDERS

     SECTION 3.01. No Disposition or Encumbrance of Shares. Each Stockholder hereby covenants and agrees that, except as contemplated by this Proxy, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy (other than the irrevocable proxy granted herein) or power of attorney with respect to, create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, contract, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, the Stockholder's shares of Common Stock, or directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, howeverthat if the Stockholder is currently serving as a director or officer of the Holding Company, the Stockholder, acting in such capacities, shall not be precluded from taking any such action or any action precluded by Section 3.02, based upon the advice of counsel, that his or her fiduciary duties to the Holding Company obligate the Stockholder to do so.

     SECTION 3.02. No Negotiations. Each Stockholder shall not, and shall not permit any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of such Stockholder to, solicit, entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal relating to (a) the sale of the stock or assets of the Holding Company or any of its subsidiaries or any interest therein, (b) the merger, consolidation or other combination of the Holding Company or any of its subsidiaries with any person, or (c) the liquidation, dissolution or reorganization of the Holding Company or any of its subsidiaries, except as specifically contemplated by the Merger Agreement. Without limiting the generality of the foregoing, the Stockholder shall not, and shall not permit any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of the Stockholder to, furnish or cause to be furnished any information with respect to the Holding Company or any of its subsidiaries to any person (other than the Buyer and its employees and agents and other than as required by law). If the Stockholder or any of its subsidiaries, affiliates, representatives, agents or any other person acting for or on behalf of the Stockholder receives from any person any offer, proposal or informational request that may be subject to this Section, the Stockholder shall promptly advise such person, by written notice, of the terms of this Section and shall promptly deliver a copy of such notice to the Buyer. Nothing herein shall, to the extent not prohibited by the Merger Agreement, prohibit any Stockholder who is an officer of the Holding Company from acting in his or her capacity as such, or who is a director of the Holding Company from participating in meetings of the Board or Committees thereof.

                                   ARTICLE IV
                                 MISCELLANEOUS

     SECTION 4.01. Termination. This Proxy shall remain in effect until the first to occur of (i) the Closing Date, or (ii) the termination of the Merger Agreement; provided, however, that the provisions set forth in Section 4.03 shall survive the Closing (as defined in the Merger Agreement).

     SECTION 4.02. Definitions. Any terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     SECTION 4.03. Further Assurances. The Stockholders will execute and deliver all such further documents and instruments and take all such further action as may reasonably be necessary in order to consummate the transactions contemplated hereby, including, without limitation, the transactions contemplated by the Merger Agreement.

     SECTION 4.04. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Proxy was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 4.05. Entire Agreement. This Proxy constitutes the entire agreement between the Stockholders and the Buyer with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Buyer and the Stockholders with respect to the subject matter hereof.

     SECTION 4.06. Amendment. This Proxy may not be amended, altered or modified except by a written instrument executed by the respective parties hereto; provided that the agreement of the other Stockholders shall not be required to amend, alter or modify the Proxy of any Stockholder.

     SECTION 4.07. Severability. If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect so long as the economic or legal substance of this Proxy is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Proxy remain as originally contemplated to the fullest extent possible.

     SECTION 4.08. Governing Law. This Proxy shall be construed and interpreted according to the internal laws of the State of Illinois.

     SECTION 4.09. Counterparts. This Proxy may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Stockholders have duly executed this Proxy as of the date first above written.

                                                 STOCKHOLDERS:

Number of Shares of                   227,697    /s/ Thaddeus Walczak
  Common Stock owned:                            Print Name: Thaddeus Walczak

Number of Shares of                   202,872    /s/ Carole Lewis
  Common Stock owned:                            Print Name: Carole Lewis

AGREED TO AND ACCEPTED:

FBOP CORPORATION

By:
Name:
Title:

FBOP ACQUISITION COMPANY

By:
Name:
Title:

                                   SCHEDULE A

STOCKHOLDER                                                     # OF SHARES     %*
-----------                                                     -----------    ----
Thaddeus Walczak............................................      227,697      7.24
Carole Lewis................................................      202,872      6.45

Total.......................................................

---------------

* Based on % outstanding of 3,145,861 at Sept. 9, 1998

                                  APPENDIX "B"

                        OPINION OF ABN AMRO INCORPORATED
                            DATED SEPTEMBER 9, 1998

                             ABN AMRO CHICAGO CORP.
                             208 S. LASALLE STREET
                            CHICAGO, ILLINOIS 60604
                                          September 9, 1998

Board of Directors
Calumet Bancorp, Inc.
1350 East Sibley Boulevard
Dolton, IL 60419

Members of the Board:

     We understand that Calumet Bancorp, Inc. ("CBCI") and FBOP Corporation ("FBOP") propose to enter into an Agreement and Plan of Merger dated September 9, 1998 (the "Agreement") pursuant to which CBCI will be merged with and into a first-tier subsidiary of FBOP in a transaction (the "Merger") in which each issued and outstanding share of common stock of CBCI, $0.01 par value per share ("CBCI Common Stock"), will be converted into the right to receive cash consideration equal to $32.30 and each option issued by CBCI to purchase CBCI Common Stock will be converted into the right to receive cash consideration equal to $32.30 net of its exercise price, in each case less CBCI's Merger-related expenses currently estimated to total $0.25 per share (such net amount, the "Consideration").

     You have asked us whether, in our opinion, the Consideration to be received by the holders of CBCI Common Stock in the Merger is fair to such stockholders from a financial point of view.

     In connection with this opinion, we have reviewed the Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisors of CBCI concerning the business, operations and prospects of CBCI. We examined certain publicly available business and financial information relating, to CBCI and FBOP as well as certain financial information and other data for CBCI and certain financial information and other data related to FBOP which were provided to or otherwise discussed with us by the respective managements of CBCI and FBOP. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to: (i) Current and historical market prices and trading volumes of CBCI Common Stock;
(ii) CBCI's financial and other operating data; and (iii) the capitalization and financial condition of CBCI. We also considered, to the extent publicly available, the financial terms of certain other thrift-industry transactions recently effected which we considered relevant in evaluating, the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of CBCI. In connection with our engagement, we identified, approached and held discussions with certain third parties to solicit indications of interest in a possible transaction with CBCI.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information reviewed by us and we have not made or obtained or assumed any responsibility for independent verification of such information. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of CBCI or any of its subsidiaries. With respect to the financial data of CBCI, we have assume that it has been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of CBCI as to the future financial performance of CBCI. We express no opinion as to the fairness of any term of the Agreement other than the fairness of the Consideration. We have assumed that the Merger will be consummated in accordance with the terms of the Agreement.

     ABN AMRO Incorporated ("ABN AMRO"), as part of its investment banking business, is continually engaged in the valuation of businesses in connection with mergers and acquisitions, as well as initial and secondary offerings of securities and valuations for other purposes. We have acted as financial advisor to the Board of Directors of CBCI in connection with this transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. ABN AMRO writes equity research reports on, and acts as a market maker in, CBCI Common

Stock. In the ordinary course of our business, ABN AMRO and its affiliates may actively trade securities of CBCI for their own account and for the accounts of Customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of CBCI in its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this letter may be used as part of any proxy statement relating to the Merger. This letter does not address CBCI's underlying business decision to enter into the Merger or constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. Finally, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us, as of the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to received by CBCI stockholders pursuant to the Merger is fair to such stockholders from a financial point of view.


                                          Sincerely,


                                          /s/ ABN AMRO Incorporated
                                          ABN AMRO INCORPORATED

                                  APPENDIX "C"

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
                                  (AS AMENDED)

SEC.262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to shares, who continuously holds such through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, or 263 of this Chapter;

             (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system, by the National Association of Securities Dealers, Inc. or (ii) held of record by more am 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

             (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257 and 258 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporations described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing clauses (i), (ii) and (iii) in this subsection.

             (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and
(e), shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

             (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

             (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this Chapter, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this Section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a)and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceedings, including, without limitation, reasonable attorneys' fees, and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             CALUMET BANCORP, INC.
         REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tytus R. Bulicz, William A. McCann and Henry J. Urban with full power of substitution, proxies to vote at the Special Meeting of Shareholders of Calumet Bancorp, Inc. ("the Company") to be held at the offices of the Company, 1350 E. Sibley Boulevard, Dolton, Illinois on April 14, 1999 at 1:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of the proxy card, and in their discretion upon such other matters as may come before the Special Meeting.


                        (TO BE SIGNED ON REVERSE SIDE.)


                             CALUMET BANCORP, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                           ]

                               FOR AGAINST ABSTAIN                                FOR AGAINST ABSTAIN
1. PROPOSAL TO APPROVE AND     [ ]   [ ]    [ ]      2. PROPOSAL TO ADJOURN THE   [ ]   [ ]     [ ]
   ADOPT AGREEMENT AND PLAN                             SPECIAL MEETING IN THE
   OF MERGER DATED SEPTEMBER                            EVENT THAT THE COMPANY'S
   9, 1998 AMONG THE COMPANY,                           MANAGEMENT SHOULD
   FBOP CORPORATION AND FBOP                            DETERMINE THAT SUCH
   ACQUISITION COMPANY.                                 ADJOURNMENT IS IN THE BEST
                                                        INTEREST OF THE COMPANY AND
                                                        ITS SHAREHOLDERS, AS MORE
                                                        FULLY DESCRIBED IN THE
                                                        ACCOMPANYING PROXY
                                                        STATEMENT, WHICH WOULD INCLUDE
                                                        ADJOURNING THE SPECIAL MEETING
                                                        TO ENABLE MANAGEMENT TO SOLICIT
                                                        ADDITIONAL PROXIES THAT MAY BE
                                                        NECCESSARY TO ENSURE APPROVAL OF THE
                                                        AGREEMENT AND PLAN OF MERGER.

                                                           THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
                                                           SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED.
                                                           IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING,
                                                           INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS
                                                           PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST
                                                           JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO
                                                           OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

                                                           -----------------------------------------------------------------
                                                                             Signature                              Date

                                                           -----------------------------------------------------------------
                                                                             Signature                              Date

                                                           NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustees or guardian please give full title as such.

-----------------------------------------------------------------------------------------------------------------------------------

                                            - FOLD AND DETACH HERE -



                              CALUMET BANCORP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

         Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

         The above-signed acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement dated March 10, 1999.

         Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, agent, corporation, officer, executor, trustee, guardian or similar person, please add your full title to your signature. If shares of common stock are held jointly, each holder should sign.


 PLEASE ACT PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD TODAY